                                                                  EXHIBIT (b)(1)




                                CREDIT AGREEMENT


                                      among


                       AMERICAN INDUSTRIAL PROPERTIES REIT
                                   as Borrower


                              BANK ONE, TEXAS, N.A.
                                    as Agent


                                       and


                            THE LENDERS NAMED HEREIN
                                   as Lenders




                      First Chicago Capital Markets, Inc.,
                                    Arranger





                                  $150,000,000




                                      As of
                               January _____, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1 DEFINITIONS AND TERMS...................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Time References................................................................................19
         1.3      Other References...............................................................................19
         1.4      Accounting Principles..........................................................................20

SECTION 2 COMMITMENT.............................................................................................20
         2.1      Revolving Facility.............................................................................20
         2.2      Borrowing Procedure............................................................................21
         2.3      Letters of Credit..............................................................................22

SECTION 3 TERMS OF PAYMENT.......................................................................................25
         3.1      Notes and Payments.............................................................................25
         3.2      Interest and Principal Payments................................................................25
         3.3      Interest Options...............................................................................26
         3.4      Quotation of Rates.............................................................................26
         3.5      Default Rate...................................................................................26
         3.6      Interest Recapture.............................................................................27
         3.7      Interest Calculations..........................................................................27
         3.8      Maximum Rate...................................................................................27
         3.9      Interest Periods...............................................................................28
         3.10     Continuations; Conversions.....................................................................28
         3.11     Order of Application...........................................................................29
         3.12     Right of Setoff; Adjustments...................................................................29
         3.13     Booking Borrowings.............................................................................30
         3.14     Increased Costs and Reduced Return.............................................................30
         3.15     Limitation on Types of Borrowings..............................................................32
         3.16     Illegality.....................................................................................32
         3.17     Treatment of Affected Loans....................................................................33
         3.18     Compensation...................................................................................33
         3.19     Taxes..........................................................................................34
         3.20     Fees...........................................................................................36
         3.21     Loan Documents.................................................................................37

SECTION 4 BORROWING BASE.........................................................................................38
         4.1      Calculation of Borrowing Base..................................................................38
         4.2      Admission of Qualified Properties into the Borrowing Base......................................38
         4.3      Liens on Borrowing Base Properties.............................................................42
         4.4      Collateral Documents...........................................................................42
         4.5      Leases.........................................................................................42
         4.6      Releases of Collateral.........................................................................44
         4.7      Appraisals.....................................................................................44

SECTION 5 CONDITIONS PRECEDENT...................................................................................44
         5.1      Conditions to Initial Borrowing................................................................44
         5.2      Conditions to all Borrowings...................................................................47

         5.3      Conditions Generally...........................................................................48

SECTION 6 REPRESENTATIONS AND WARRANTIES.........................................................................48
         6.1      Purpose of Credit Facility.....................................................................48
         6.2      Existence, Good Standing, Authority and Compliance.............................................48
         6.3      Affiliates.....................................................................................48
         6.4      Authorization and Contravention................................................................49
         6.5      Binding Effect.................................................................................49
         6.6      Financial Statements; Fiscal Year..............................................................49
         6.7      Litigation.....................................................................................49
         6.8      Taxes..........................................................................................49
         6.9      Environmental Matters..........................................................................50
         6.10     Employee Plans.................................................................................50
         6.11     Properties; Liens..............................................................................50
         6.12     Locations......................................................................................51
         6.13     Government Regulations.........................................................................51
         6.14     Transactions with Affiliates...................................................................51
         6.15     Insurance......................................................................................51
         6.16     Labor Matters..................................................................................51
         6.17     Solvency.......................................................................................51
         6.18     Full Disclosure................................................................................51
         6.19     Exemption from ERISA; Plan Assets..............................................................52
         6.20     Year 2000 Compliance...........................................................................52
         6.21     DDR Indebtedness...............................................................................53
         6.22     Ownership and Indebtedness.....................................................................53
         6.23     Ownership of Consolidated Affiliates...........................................................53
         6.24     DDR Equity.....................................................................................53

SECTION 7 AFFIRMATIVE COVENANTS..................................................................................53
         7.1      Items to be Furnished..........................................................................53
         7.2      Use of Proceeds................................................................................55
         7.3      Books and Records..............................................................................55
         7.4      Inspections....................................................................................55
         7.5      Taxes..........................................................................................55
         7.6      Payment of Obligations.........................................................................56
         7.7      Expenses.......................................................................................56
         7.8      Maintenance of Existence, Assets, and Business.................................................56
         7.9      Insurance......................................................................................57
         7.10     Preservation and Protection of Rights..........................................................57
         7.11     Environmental Laws.............................................................................57
         7.12     INDEMNIFICATION................................................................................57
         7.13     REIT Status....................................................................................59
         7.14     ERISA Exemptions...............................................................................59
         7.15     Listed Company.................................................................................59
         7.16     Properties.....................................................................................59
         7.17     Quarterly Distributions........................................................................59
         7.18     Year 2000 Compliance...........................................................................59
         7.19     Repayment of Certain Unsecured Note............................................................60
         7.20     Subordination of Indebtedness..................................................................60
         7.21     Subsidiary Guaranty............................................................................60

         7.22     Ownership of Consolidated Affiliates...........................................................60

SECTION 8 NEGATIVE COVENANTS.....................................................................................61
         8.1      Payment of Obligations.........................................................................61
         8.2      Employee Plans.................................................................................61
         8.3      Transactions with Affiliates...................................................................61
         8.4      Compliance with Governmental Requirements and Documents........................................61
         8.5      Loans, Advances, and Investments...............................................................61
         8.6      Dividends and Distributions....................................................................62
         8.7      Sale of Assets.................................................................................62
         8.8      Mergers and Dissolutions.......................................................................62
         8.9      Assignment.....................................................................................62
         8.10     Fiscal Year and Accounting Methods.............................................................62
         8.11     New Businesses.................................................................................62
         8.12     Government Regulations.........................................................................62
         8.13     Interest Rate Agreements.......................................................................63
         8.14     Indebtedness...................................................................................63
         8.15     Book Value.....................................................................................63
         8.16     Pledge.........................................................................................63

SECTION 9 FINANCIAL COVENANTS....................................................................................64
         9.1      Total Indebtedness to Total Consolidated Value Ratio...........................................64
         9.2      Debt Service Ratio.............................................................................64
         9.3      Interest Coverage Ratio........................................................................64
         9.4      Minimum Tangible Net Worth.....................................................................64

SECTION 10 DEFAULT...............................................................................................64
         10.1     Events of Default..............................................................................64
                  (a)      Payment of Obligation.................................................................64
                  (b)      Covenants.............................................................................64
                  (c)      Debtor Relief.........................................................................65
                  (d)      Judgments and Attachments.............................................................65
                  (e)      Government Action.....................................................................65
                  (f)      Misrepresentation.....................................................................66
                  (g)      Default Under Other Agreements........................................................66
                  (h)      Validity and Enforceability of Loan Documents.........................................66
                  (i)      Management Changes....................................................................66
                  (j)      Change in Control.....................................................................66
                  (k)      Plan Assets...........................................................................66
                  (l)      Transfer of Borrowing Base Property...................................................66
                  (m)      Grant of Easement, Etc................................................................67
                  (n)      Abandonment...........................................................................67
                  (o)      Default Under Other Lien..............................................................67
                  (p)      Destruction...........................................................................67
                  (q)      Condemnation..........................................................................67
                  (r)      Liquidation, Etc......................................................................68
         10.2     Notice and Cure................................................................................68

SECTION 11 RIGHTS AND REMEDIES...................................................................................68
         11.1     Remedies Upon Default..........................................................................68
         11.2     Waivers.  .....................................................................................69
         11.3     Performance by Agent...........................................................................69
         11.4     Not in Control.................................................................................69
         11.5     Course of Dealing..............................................................................69
         11.6     Cumulative Rights..............................................................................69
         11.7     Application of Proceeds........................................................................70
         11.8     Certain Proceedings............................................................................70

SECTION 12 AGENT AND LENDERS.....................................................................................70
         12.1     Agent..........................................................................................70
         12.2     Expenses.......................................................................................72
         12.3     Proportionate Absorption of Losses.............................................................73
         12.4     Delegation of Duties; Reliance.................................................................73
         12.5     Limitation of Agent's Liability................................................................74
         12.6     Default........................................................................................75
         12.7     Limitation of Liability........................................................................75
         12.8     Relationship of Lenders........................................................................75
         12.9     Benefits of Agreement..........................................................................75
         12.10    Approval of Lenders............................................................................75
         12.11    Collateral Matters.............................................................................76

SECTION 13 MISCELLANEOUS.........................................................................................78
         13.1     Headings.......................................................................................78
         13.2     Nonbusiness Days; Time.........................................................................78
         13.3     Communications.................................................................................78
         13.4     Form and Number of Documents...................................................................78
         13.5     Survival.......................................................................................78
         13.6     Governing Law..................................................................................79
         13.7     Invalid Provisions.............................................................................79
         13.8     Venue; Service of Process; Jury Trial..........................................................79
         13.9     Amendments, Consents, Conflicts, and Waivers...................................................80
         13.10    Multiple Counterparts..........................................................................81
         13.11    Assignments and Participations.................................................................82
         13.12    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances....................84
         13.13    Initial and Subsequent Lenders.................................................................84
         13.14    Entirety.......................................................................................85

                             SCHEDULES AND EXHIBITS


Schedule 1        Parties, Addresses, Commitments, and Wiring Information
Schedule 4.2(h)   Initial Borrowing Base Properties
Schedule 4.2(i)   Second Properties
Schedule 6.2 Jurisdictions of Incorporation, Chief Executive Office, and Jurisdictions
Schedule 6.7      Litigation
Schedule 6.9      Environmental Matters
Schedule 6.14     Affiliates Transactions
Schedule 6.22 Consolidated Affiliates, Properties, Permitted Conduit Debt, and Ownership Interests


Exhibit A         Form of Borrowing Request
Exhibit B         Form of Compliance Certificate
Exhibit C         Form of LC Request
Exhibit D         Form of Note
Exhibit E         Form of Subsidiary Guaranty
Exhibit F-1       Form of General Counsel Opinion
Exhibit F-2       Form of Special Counsel Opinion
Exhibit G         Form of Deed of Trust, Assignment, Security Agreement and
                  Financing Statement
Exhibit H         Form of Assignment of Leases and Rents
Exhibit I         Form of Assignment and Acceptance
Exhibit J         Form of Subordination, Non-Disturbance and Attornment
                  Agreement
Exhibit K         Form of Borrowing Base Report

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of January ____, 1999, among AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas real estate investment trust ("Borrower"), each of the lenders that are a signatory hereto or that becomes a signatory hereto as provided in Section 13.11(a) (individually, together with its successors and permitted assigns, a "Lender" and collectively, the "Lenders"), BANK ONE TEXAS, N.A., a national banking association, as Agent (in such capacity, together with its successors and permitted assigns, "Agent"), and certain Lenders, as Issuing Banks (individually, in such capacity, together with its successors and permitted assigns, "Issuing Bank" and collectively, the "Issuing Banks").

                                   RECITALS:

         1. Borrower has requested that Lenders extend to Borrower a revolving credit facility not to exceed the principal amount of $150,000,000.

         2. Lenders are willing to extend the requested credit on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                              DEFINITIONS AND TERMS

         1.1 Definitions. Unless otherwise indicated, as used in the Loan
Documents:

         "Adjusted Eurodollar Rate" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Borrowing for such Interest Period by (b) one (1) minus the Reserve Requirement for such Eurodollar Borrowing for such Interest Period.

         "Adjusted NOI" means, for any Property as of any determination date the product of (i) (a) any cash rentals, proceeds, expense reimbursements or income received from such Property (but excluding security or other deposits, late fees, early lease termination or other penalties, and other charges deemed by Agent to be of a non-recurring nature), based upon existing leases where tenants are in occupancy of their respective space on the determination date, which are paying rent in accordance with the terms of such leases, and which are not in material default, less (b) all cash costs and expenses that


Credit Agreement                                                          Page 1
the owner of the Property incurred as a result of, or in connection with, the development, operation or leasing of such Property (but excluding principal and interest payments during such period, tenant improvements costs, and commission expenses), less (c) to the extent exceeding the amounts for the applicable costs and expenses incurred by the owner of the Property pursuant to Clause (b) above, appropriate accruals for items such as taxes, insurance, or other expenses reasonably determined by the Agent, a management fee of at least five percent (5%) of rents and a reserve of at least $0.50 per square foot per year, in each case for the most recent fiscal quarter ending on or before the date of determination and, (ii) four (4), all as determined in accordance with accounting principles acceptable to Agent, consistently applied.

         "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting Stock, by contract, or otherwise).

         "Agent" is defined in the preamble.

         "Agreement" means this Credit Agreement, as modified, amended, supplemented, or restated from time to time.

         "Applicable Lending Office" means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Borrowing on Schedule 1 or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Borrowings of such Type are to be made and maintained.

         "Applicable Margin" means, as of any date of determination, the interest margin over the Base Rate or the Adjusted Eurodollar Rate, as the case may be, based upon the Total Indebtedness to Total Consolidated Value Ratio, as stated in the table below:



Credit Agreement                                                          Page 2

            Total Indebtedness to Total          Applicable Margin             Applicable Margin
Level       Consolidated Value Ratio             for Eurodollar Borrowings     for Base Rate Borrowings
-----       ------------------------             -------------------------     ------------------------
  1         Equal to or greater than 60%                   2.0%                         1.0%
  2         Less than 60% but greater                      1.75%                         .75%
            than or equal to 50%
  3         Less than 50% but greater                      1.50%                         .50%
            than or equal to 40%
  4         Less than 40%                                  1.40%                         .40%

The Applicable Margin determined above in effect at any time is based upon the Total Indebtedness to Consolidated Value Ratio as determined from the Current Financials and related Compliance Certificate then most-recently received by Agent, effective for any new or Base Rate Borrowing on the third (3rd) Business Day following receipt and for any existing Eurodollar Borrowings at the end of the applicable Interest Period. If Borrower fails to timely furnish to Agent any Financial Statements and related Compliance Certificate as required by this Agreement, then the maximum Applicable Margin applies from the date those Financial Statements and related Compliance Certificate are required to be delivered and remain in effect until Borrower furnishes them to Agent. Agent shall promptly notify each Credit Party and Borrower of any change in the Applicable Margin, provided that the failure to provide such notice shall not affect the effective date of any such change.

         "Appraised Value" means, with respect to any Property, as of any date, the appraised value of such Property pursuant to the most recent Required Appraisal.

         "Base Rate" means, for any day, the greater of (a) the sum of the Federal Funds Rate plus one-half of one percent (0.5%), and (b) the annual interest rate most recently announced by Agent as its prime rate (or, if the Person then acting as Agent under this Agreement is not a bank organized under the Governmental Requirements of the United States or any State, then the rate announced by Bank One, Texas, N.A., or any successor thereof, as its prime rate) in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrower or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

         "Base Rate Borrowing" means a Borrowing bearing interest at the Base Rate plus the Applicable Margin.


Credit Agreement                                                          Page 3

         "Borrowing" means (without duplication) any amount disbursed by (a) Lenders to or on behalf of any Borrower under the Loan Documents, or (b) any Lender in accordance with, and to satisfy the obligations of any Borrower under, any Loan Document.

         "Borrowing Base" is defined in Section 4.1(b).

         "Borrowing Base Properties" means each of the Qualified Properties owned by an Obligor and approved for inclusion in the Borrowing Base in accordance with Section 4, and "Borrowing Base Property" means any one of the Borrowing Base Properties.

         "Borrowing Base Report" is defined in Section 7.1(c).

         "Borrowing Date" means (a) for any Borrowing (i) the date for which funds are requested by Borrower, or (ii) the date any Borrowing is Converted hereunder to another Type of Borrowing, and (b) for any LC, the date in which an LC is requested by Borrower.

         "Borrowing Request" means a request substantially in the form of Exhibit A and signed by a Responsible Officer of Borrower.

         "Business Day" means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by any Governmental Requirement to be closed in Texas or New York, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of Clause (a) and is a day when commercial banks are open for domestic or international business in London.

         "Capital Lease" means, for any Person, any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet of such Person.

         "Cash Equivalents" means (a) investments and direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year of the date of acquisition thereof, (b) commercial paper rated "A-1" or better according to S&P or "P-1" or better according to Moody's and maturing not more than one hundred and eighty (180) days from the date of acquisition thereof, (c) time deposits with, and certificates of deposit and bankers' acceptances issued by, any Agent or any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000, and (d) mutual funds whose investments are limited to the foregoing.

         "Change in Circumstances" is defined in SECTION 7.18.

         "Change in Control" means the occurrence of any one of the following:
(a) any Person or group of related Persons shall have acquired beneficial ownership of more than twenty percent (20%) of the


Credit Agreement                                                          Page 4
outstanding Stock of Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); or (b) during any period of twelve (12) consecutive calendar months, individuals who were members of the Board of Directors of Borrower on the first (1st) day of such period shall cease to constitute at least eighty percent (80%) of the members of the Board of Directors of Borrower.

         "Closing Date" means the date this Agreement is fully executed and delivered.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Collateral" means the real and personal property comprising each Borrowing Base Property securing payment of the Obligation pursuant to the Collateral Documents.

         "Collateral Documents" means the deeds of trust, mortgages, assignments of rents and leases, security agreements, financing statements, subordination, attornment and non-disturbance agreements from major tenants and from other tenants as Agent may reasonably require, title insurance, opinions of counsel, and other loan and collateral documents creating, evidencing and perfecting Liens in the Collateral in favor of the Agent, for the benefit of the Lenders. The Collateral Documents for each Borrowing Base Property shall include, without limitation: (a) a Mortgage, (b) an Assignment of Leases and Rents substantially in the form of Exhibit H, (c) Uniform Commercial Code Financing Statements in forms acceptable for filing in the appropriate filing offices, (d) an opinion of counsel of Borrower or the Obligor executing the Collateral Documents in substantially the forms of Exhibit F-1 and Exhibit F-2, (e) the requisite Subordination, Attornment and Non-Disturbance Agreements in substantially the form of Exhibit J, and (f) a Borrowing Base Report and Compliance Certificate, in each case modified to the extent necessary to meet the substantive requirements of the laws of the state where the Borrowing Base Property is located.

         "Commitment" means, for a Lender, the amount (which is subject to reduction and cancellation as provided in this Agreement) stated beside such Lender's name on Schedule 1 as most recently amended under this Agreement, as the same may be terminated pursuant to Section 11.1, and as the same may be increased or decreased from time to time by further assignment pursuant to
Section 13.11 and as the same may be increased pursuant to Section 13.13.

         "Commitment Usage" means, at any time, the sum of (a) the Total Principal Debt plus (b) the LC Exposure.


Credit Agreement                                                          Page 5

         "Companies" means, without duplication, (a) Borrower; (b) each of Borrower's Consolidated Affiliates, and (c) all Subsidiary Guarantors, and "Company" means any one of the Companies.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit B and signed by a Responsible Officer of Borrower.

         "Consolidated Affiliate" means, in respect of any Person, any other Person in whom such Person holds Stock and whose financial results would be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Constant Annual Percent" means the percent of a principal amount of a loan required to be paid each year in order to amortize such loan at maturity as well as to pay the amount of interest due at each installment, which installments shall be equal monthly installments of principal and interest.

         "Constituent Documents" means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

         "Continue", "Continuation", and "Continued" refers to the continuation pursuant to Section 3.10 hereof of a Eurodollar Borrowing from one Interest Period to the next Interest Period.

         "Contract Rate" means (a) with respect to an Eurodollar Borrowing, the Adjusted Eurodollar Rate plus the Applicable Margin, and (b) with respect to a Base Rate Borrowing, the Base Rate plus the Applicable Margin.

         "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to SECTION 3.10 of one Type of Borrowing into another Type of Borrowing.

         "Credit Parties" means Agent, Lenders, and Issuing Banks, and "Credit Party" means any one of the Credit Parties.

         "Current Financials" means, at any time, the consolidated Financial Statements of the Companies most recently delivered to Agent under Section 7.1(a) or 7.1(b), as the case may be.

         "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or


Credit Agreement                                                          Page 6
included in separate indemnification agreements in non-recourse financings of real estate.

         "DDR" means Developers Diversified Realty Corporation and entities related thereto.

         "Debt Service" means, for any Person for any period, the sum of (a) all regularly scheduled principal payments (but excluding any balloon payments), (b) all Interest Expense, in each case that is paid or payable during such period in respect of all Liabilities of such Person, and (c) all Distributions in respect of any preferred Stock of such Person that, in each case, is paid or payable during such period.

         "Debtor Relief Laws" means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Governmental Requirements affecting creditors' Rights in effect from time to time.

         "Default" is defined in Section 10.

         "Defaulting Lender" means, as of any date, any Lender that has defaulted on any of its obligations under this Agreement, which default has not been cured or waived as of such date.

         "Default Rate" means an annual rate of interest equal from day-to-day to the lesser of (a) the Contract Rate plus four (4%), and (b) the Maximum Rate.

         "Distribution" means, with respect to any Stock issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of such Stock by such Person, (b) the declaration or payment of any dividend on or with respect to such Stock by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of such Stock, and (d) any other payment by that Person with respect to such Stock.

         "EBITDA" means, for any Person or any Borrowing Base Property for any period, the sum of (a) Net Income, plus (b) depreciation and amortization expense, plus (c) Interest Expense, plus (d) income taxes deducted from Net Income in accordance with GAAP, plus (e) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of such Person not included in extraordinary losses) determined in accordance with GAAP that have been reflected in the determination of Net Income, minus (f) extraordinary gains (and any unusual gains arising in or outside the ordinary course of business of such Person not included in extraordinary gains) determined in accordance with GAAP that have been reflected in the determination of Net Income, minus (g) a reserve of at least $0.50 per square foot per year. Agent may consent to


Credit Agreement                                                          Page 7

Borrower's use of historical operating information for new Borrowing Base Properties until the applicable Obligor has sufficient operating history. For purposes of calculating EBITDA, Net Income shall be adjusted to reflect the straightline accruals of rents.

         "Eligible Assignee" means: (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by Agent and, unless a Default exists at the time any assignment is effected in accordance with Section 13.11, Borrower, such approval by Borrower not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Agent from Borrower within five (5) Business Days after notice of such proposed assignment has been provided by Agent or the assigning Lender to Borrower; provided, however, that no Company or any Affiliate of any Company shall qualify as an Eligible Assignee.

         "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         "Environmental Law" means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which any Company is conducting, or where any Property of any Company is located and which are applicable to any Company or any Property of any Company, including, without limitation, the Oil Pollution Act of 1990, as amended, ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

         "Equity Issuance" means the issuance or sale by any Company of any Stock, or any options, warrants, or other rights to subscribe for or otherwise acquire Stock, of such Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Eurodollar Rate" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate (LIBOR) for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first
(1st) day of such Interest Period for a term comparable to such Interest Period. If for


Credit Agreement                                                          Page 8
any reason such rate is not available, then the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Eurodollar Borrowing" means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

         "Existing Consolidated Affiliates" means those Consolidated Affiliates in existence on the Closing Date.

         "Existing DDR Indebtedness" is defined in Section 6.21.

         "Existing Debt" means the Indebtedness of the Existing Excluded Subsidiaries as described on Schedule 2.

         "Existing Excluded Subsidiaries" means those Consolidated Affiliates identified on Schedule 2.

         "Federal Funds Rate" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, then the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, or (b) if those rates are not published for any Business Day, then the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Agent from three
(3) federal funds brokers of recognized standing selected by Agent in its sole discretion.

         "Financial Statements" means, for any Person, balance sheets and statements of earnings, shareholders' equity, and cash flow prepared (a) according to GAAP, (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any Consolidated Affiliates during the applicable period.


Credit Agreement                                                          Page 9

         "Fixed Constant" means, as of any date, a fixed Constant Annual Percent utilizing (a) a rate of interest equal to eight and three fourths percent (8.75%), and (b) a twenty-five (25) year amortization.

         "Funding Loss" has the meaning set forth in Section 3.18.

         "Funds Available for Distribution" means Funds from Operations minus tenant improvements, commission expenses, and capital expenditures.

         "Funds from Operations" means, for any Person for any period, net income plus depreciation and amortization, all as determined in accordance with GAAP; provided that there shall not be included in such calculation (a) any proceeds of any insurance policy, (b) any gain or loss which is classified as "extraordinary" in accordance with GAAP, (c) any capital gains, or (d) net earnings of Unconsolidated Affiliates to the extent such earnings are not distributable to such Person after the request of such Person.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement, subject to changes permitted by Section 1.4.

         "Governmental Authority" means, with respect to any Person, property, or business, any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel acting through binding arbitration or mediation, or (c) central bank having jurisdiction over such Person, property, or business.

         "Governmental Requirement" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "Hazardous Substance" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law and exists in amounts or uses that violate Environmental Law.

         "Increasing Lender" is defined in Section 13.13.

         "Indebtedness" means, for any Person, all Liabilities of such Person, excluding accounts payable and accrued expenses in each case incurred in the ordinary course of business and the payment of which is not past-due (unless payment is being contested in good faith by


Credit Agreement                                                         Page 10
appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agent have been provided).

         "Individual Borrowing Base" is defined in Section 4.1(a).

         "Initial Borrowing Base Properties" is defined in Section 4.2(h).

         "Intangible Assets" means, for any Person, those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes,
(b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses, and other similar assets which would be classified as intangible assets on a balance sheet of such Person, (c) unamortized debt discount and expense, and (d) assets located, and notes and receivables due from obligors domiciled, outside of the United States of America.

         "Interest Expense" means, for any Person for any period, all of such Person's paid, accrued, or amortized interest expense on such Person's Indebtedness (whether direct, indirect, or contingent, and including interest on all convertible Indebtedness).

         "Interest Period" has the meaning set forth in Section 3.9.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

         "Issuing Bank" and "Issuing Banks" are defined in the preamble.

         "Joint Venture Categories" means Persons (including, without limitation, corporations, partnerships, joint ventures, and similar entities) that are not Consolidated Affiliates accounted for on an equity basis (determined in accordance with GAAP).

         "LC" means a documentary or standby letter of credit issued for the account of any Borrower by Issuing Bank under this Agreement and under an LC Agreement.

         "LC Agreement" means a letter of credit application and agreement (in form and substance satisfactory to Issuing Bank) executed by Borrower and submitted to Issuing Bank for an LC for the account of Borrower.

         "LC Exposure" means, without duplication, the sum of (a) the total face amount of all undrawn and uncancelled LCs plus (b) the total unpaid reimbursement obligations of Borrower under drawings under any LC.


Credit Agreement                                                         Page 11

         "LC Request" means a request substantially in the form of Exhibit C executed by a Responsible Officer of Borrower.

         "LC Sub-Facility" means a sub-facility of the Commitments for the issuance of LCs, as described in Section 2.3, under which the LC Exposure (a) may never collectively exceed $20,000,000, and (b) together with the Total Principal Debt may never exceed the Total Commitment.

         "Lenders" is defined in the preamble.

         "Liabilities" means (without duplication), for any Person, (a) any indebtedness, liabilities, or obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on Property owned or acquired by that Person, (c) any obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, including all Capital Leases, (d) any guaranties, endorsements, and other contingent obligations with respect to the principal of the Liabilities or obligations of others, and (e) the greater of (i) such Person's Share of any Liabilities of Unconsolidated Affiliates, and
(ii) the amount of any Liabilities of Unconsolidated Affiliates in which the holder of such Liabilities has recourse against such Person for repayment, and "Liability" means any of the Liabilities.

         "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other substantially similar arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

         "Litigation" means any action by or before any Governmental Authority.

         "Loan Documents" means (a) this Agreement, certificates, and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) the Notes, (c) the Subsidiary Guaranty, (d) any Interest Rate Agreements with any Lender specifically relating to the Obligation, (d) all other agreements, documents, and instruments executed by Obligors in favor of any of the Credit Parties (or any Agent on behalf of the Credit Parties) ever delivered in connection with or under this Agreement, (f) all LCs and LC Agreements, and
(g) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "Marketable Securities" means Stock that is (a) regularly traded on a nationally recognized United States public exchange or market acceptable to Agent on which securities, debt instruments, and/or


Credit Agreement                                                         Page 12
mutual funds are regularly traded, and (b) not subject to any federal or state securities laws or other laws which restrict or limit its sale or transfer.

         "Material Adverse Event" means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) material impairment of the ability of any Obligor to perform any of its respective payment or other obligations under any Loan Document, (b) material impairment of the ability of any Credit Party to enforce
(i) any of the obligations of any Obligor under this Agreement or the other Loan Documents, or (ii) any of their respective Rights under the Loan Documents, or
(c) material and adverse effect on the financial condition of the Companies, taken as a whole, or any Obligor.

         "Material Title Defects" means defects, Liens, or encumbrances other than Liens for local real estate taxes and similar local governmental charges, and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably determine that such exceptions, individually or in the aggregate, materially impair the value or use of the property in question).

         "Maturity Date" means January, ____, 2001.

         "Maximum Amount" and "Maximum Rate" respectively mean, for Agent or a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirement, Agent or Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "Moody's" means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, then another ratings agency acceptable to Agent.

         "Mortgage" means a Deed of Trust, Assignment, Security Agreement and Financing Statement substantially in the form of Exhibit G, modified to the extent necessary to meet the substantive requirements of the laws of the state where the Borrowing Base Property is located.

         "Multi-Employer Plan" means a multi-employer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Borrower or any of its Consolidated Affiliates (or any Person that, for purposes of Title IV of ERISA, is a member of any Borrower's controlled group or is under common control with any Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.



Credit Agreement                                                         Page 13

         "Net Income" means, for any Person or Borrowing Base Property for any period, the net earnings (or loss) after taxes of such Person or Borrowing Base Property determined in accordance with GAAP.

         "Net Proceeds" means, with respect to any Equity Issuance by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, attorneys' fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees (and expenses and disbursements of any of the foregoing), in each case, to the extent paid by such Company; (b) printing and related expenses and filing, recording, or registration fees or charges or similar fees or charges paid by such Company; and (c) taxes paid or payable by such Company to any Governmental Authority as a result of such transaction.

         "Non-Recourse Debt" means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

         "Notes" means one of the Revolving Credit Notes substantially in the form of EXHIBIT D, and "NOTE" means any one of the Notes.

         "NRA" means, for any Property, the net rentable area of such Property.

         "Obligation" means all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to any Credit Party by any Borrower under any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of Rights under the Loan Documents.

         "Obligors" means Borrower and Subsidiary Guarantors, and "OBLIGOR" means any one of the Obligors.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

         "Permitted Conduit Debt" means Indebtedness of Borrower or a Consolidated Affiliate (a) that is non-recourse, (b) that is secured by a single Property that is not a Borrowing Base Property and that is owned by Borrower or such Consolidated Affiliate, respectively, which is the owner of such Property,
(c) that has an original term of not less than five (5) years, and (d) the original principal amount of


Credit Agreement                                                         Page 14
which does not exceed seventy five percent (75%) of the book value of such Property or other similar Indebtedness approved by Agent as Permitted Conduit Debt.

         "Permitted Distributions" means: (a) for Borrower in any fiscal quarter of Borrower, the greater of (i) the lesser of (A) an amount not to exceed ninety percent (90%) of Borrower's Funds from Operations for the immediately preceding fiscal quarter, and (B) an amount not to exceed ninety-five percent (95%) of the Funds Available for Distribution for the immediately preceding fiscal quarter, and (ii) the amount of Distributions required to be paid during such fiscal quarter in order for Borrower to qualify as a REIT; and (b) for the Consolidated Affiliates in any fiscal quarter of the Partnership, the amount of Distributions required to be paid during such fiscal quarter in order for Borrower to qualify as a REIT.

         "Permitted Liens" means:

         (a) Liens, if any, granted to Agent, for the ratable benefit of the Credit Parties, to secure the Obligation;

         (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs;

         (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real Property, provided that such items do not materially impair the use of such Property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use;

         (d) Liens imposed by mandatory provisions of any Governmental Requirement such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of any Liability whose payment is not yet due or that is being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Agent) have been provided;

         (e) Liens for taxes, assessments, and governmental charges or assessments that are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Agent) have been provided; and

         (f) Liens securing assessments or charges payable to a Property owner association or similar entity, which assessments are not yet due


Credit Agreement                                                         Page 15
and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Agent) have been provided.

         "Person" means any individual, trust, corporation, partnership, limited liability company, joint venture, unincorporated organization, or other similar entity, or any Governmental Authority.

         "Post-Foreclosure Plan" is defined in Section 12.11(f).

         "Potential Default" means the occurrence of any event or the existence of any circumstance that could, upon notice or lapse of time or both, become a Default.

         "Principal Debt" means, for a Lender and at any time, the unpaid principal balance of all outstanding Borrowings from such Lender hereunder as of such date.

         "Property" means improved or unimproved real estate located in the United States.

         "Property Information" is defined in Section 4.2(a).

         "Pro Rata" and "Pro Rata Share" means, when determined for any Lender, the proportion (stated as a percentage) that (a) such Lender's Commitment, or, if the Total Commitments shall have been terminated, then of the sum of (without duplication) (i) the Principal Debt of such Lender's Note plus (ii) the LC Exposure of such Lender, bears to (b) the Total Commitment, or, if the Total Commitments have been terminated, then of the sum of (without duplication) (i) the Total Principal Debt of the Notes plus (ii) the LC Exposure of all Lenders.

         "Prudential Debt" means that certain any and all Indebtedness of Borrower to Prudential Securities Credit Corporation or a related entity, other than Permitted Conduit Debt.

         "Qualified Property" has the meaning set forth in Section 4.2(b).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIT" means a "real estate investment trust" for purposes of the Code.

         "Removal Notice" is defined in Section 4.5(a).

         "Representatives" means representatives, officers, directors, employees, attorneys, and agents.


Credit Agreement                                                         Page 16

         "Required Appraisal" means an appraisal commissioned by and addressed to Agent (acceptable to Agent as to form, substance and appraisal date), prepared by a professional appraiser acceptable to Agent and having the minimum qualifications required under all applicable regulations governing the Credit Parties.

         "Required Lenders" means, as of any date, any combination of Lenders (other than Defaulting Lenders) who collectively hold sixty-six and two-thirds percent (66-2/3%) or more of the Total Commitments (excluding the Commitments of Defaulting Lenders), or if the Total Commitments have been terminated, then of the sum of (without duplication) (a) the Total Principal Debt of the Notes (other than of any Defaulting Lenders) plus (b) the LC Exposure of all Lenders (other than of any Defaulting Lenders).

         "Reserve Requirement" means, with respect to any Eurodollar Borrowing for the relevant Interest Period, the actual aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Governmental Requirement) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         "Responsible Officer" means, for any Person, any chairman, president, chief executive officer, chief financial officer, controller, secretary, executive vice president, or senior vice president of such Person.

         "Rights" means rights, remedies, powers, privileges, and benefits.

         "Second Properties" is defined in Section 4.2(i).

         "Second Borrowing Base Properties" is defined in Section 4.2(i).

         "Share" means, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of an Unconsolidated Affiliate based upon such Person's percentage ownership of the Stock of such Unconsolidated Affiliate.

         "Solvent" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its Liabilities, and (b) such Person is able to pay and is paying its Liabilities as they mature.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, or if S&P no longer publishes ratings, then another ratings agency acceptable to Agent.

         "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation,


Credit Agreement                                                         Page 17
partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Subsequent Lender" is defined in Section 13.13.

         "Subsidiary Guarantors" means all existing and future Consolidated Affiliates that are not Existing Excluded Subsidiaries, and "Subsidiary Guarantor" means any one of the Subsidiary Guarantors.

         "Subsidiary Guaranty" means the Unconditional Guaranty of Payment dated of even date herewith, executed by each of the Subsidiary Guarantors in favor of the Credit Parties, and substantially in the form of Exhibit E.

         "Systems" is defined in Section 6.20.

         "Tangible Net Worth" means, as of any date, (a) Total Assets, minus (b) Intangible Assets, minus (c) all Liabilities of the Companies, on a consolidated basis, as of such date.

         "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         "Termination Date" means the earlier of (a) the Maturity Date, and (b) the effective date that Lenders' commitments to lend hereunder are otherwise canceled or terminated in accordance with this Agreement.

         "Total Assets" means, for the Companies, on a consolidated basis, as of any date, all assets of such Person determined in accordance with GAAP.

         "Total Commitment" means, at any time, the sum of the Commitments of all Lenders, but in no event to exceed $150,000,000.

         "Total Consolidated Value" means, as of any date, (a) the aggregate amount of Adjusted NOI with respect to all Properties owned by the Companies as of such date, divided by (b) 9.5%. If any Company that owns any Property has any minority interests, then Total Consolidated Value calculated in the same manner shall be adjusted proportionally to reflect the minority interests' share of such Property.

         "Total Indebtedness to Total Consolidated Value Ratio" means, as of any date, the ratio of (a) all Indebtedness of the Companies, on a


Credit Agreement                                                         Page 18
consolidated basis, as of such date, to (b) the Total Consolidated Value as of such date.

         "Total Principal Debt" means, at any time, the sum of the Principal Debt of all Lenders.

         "Type" means any type of Borrowing determined with respect to the applicable interest option.

         "Unconsolidated Affiliate" means, in respect of any Person, any other Person in whom such Person holds Stock and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Unused Commitment" means, as of any date, (a) the Total Commitment minus (b) the Commitment Usage.

         "Variable Constant" means, as of any date, a variable Constant Annual Percent utilizing (i) a rate of interest equal to one and one-half percent (1.5%) in excess of the most recent rate published on such date in the United States Federal Reserve Statistical Release (H.15) for 10-year Treasury Constant Maturities, and (ii) a twenty-five (25) year amortization.

         "Y2K Notice" is defined in Section 7.18.

         "Year 2000 Compliant" is defined in Section 6.20.

         1.2 Time References. Unless otherwise specified in the Loan Documents
(a) time references are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 Other References. Unless otherwise specified in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives,


Credit Agreement                                                         Page 19
successors, trustees, receivers, and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 Accounting Principles. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable (except for changes in accounting principles adequately disclosed and in conformity with GAAP) in all material respects to those applied during the preceding comparable period, and
(d) all accounting and financial terms and compliance with financial covenants must be for the Companies, on a consolidated basis, as applicable. If there is a change in GAAP after the date hereof, then each Compliance Certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the Current Financials, based on the then-current GAAP, to the corresponding financial items based on GAAP as used in the Current Financials delivered to Agent and Lenders on or prior to the date hereof, so as to demonstrate how such financial covenant compliance was derived from the Current Financials.

                                    SECTION 2
                                   COMMITMENT

         2.1 Revolving Facility. Subject to the provisions in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Share of one or more Borrowings hereunder which Borrower may borrow, repay, and reborrow under this Agreement, subject to the following conditions:

         (a) each Borrowing requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

         (b) each Borrowing requested by Borrower must be in an amount not less than $1,000,000 or a greater multiple of $100,000;

         (c) the Commitment Usage may not exceed the lesser of (i) the Borrowing Base, and (ii) the Total Commitment;

         (d) the sum of (i) each Lender's Principal Debt plus (ii) such Lender's Pro Rata Share of the LC Exposure may not exceed such Lender's Commitment; and


Credit Agreement                                                         Page 20

         (e) during the period between the Closing Date and the date on which the last of the Second Borrowing Base Properties is either admitted into the Borrowing Base or rejected by Agent or Lenders hereunder, all Borrowings may not exceed the aggregate amount of $13,000,000.

         2.2 Borrowing Procedure. The following procedures apply to Borrowings:

         (a) Borrower may request a Borrowing by submitting to Agent a Borrowing Request; provided, however, that Borrower may not request more than three (3) Borrowings (other than a Continuation or Conversion of an existing Borrowing) in any calendar month. The Borrowing Request must be received by Agent no later than 11:00 a.m. on (i) the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Borrowing, or (ii) the Business Day preceding the Borrowing Date for any Base Rate Borrowing. Agent shall promptly notify each Lender of its receipt of any Borrowing Request and its contents. A Borrowing Request is irrevocable and binding on Borrower.

         (b) By 11:00 a.m. on the applicable Borrowing Date, each Lender shall remit its Pro Rata Share of each requested Borrowing by wire transfer to Agent pursuant to Agent's wire transfer instructions on Schedule 1 (or as otherwise directed by Agent) in funds that are available for immediate use by Agent. Subject to receipt of such funds, Agent shall make such funds available to Borrower in Dallas, Texas at 2:00 p.m. on such Borrowing Date (unless it has actual knowledge that any applicable condition precedent has not been satisfied by Borrower).

         (c) Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to Agent on the applicable Borrowing Date, and Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to Agent on the applicable Borrowing Date, then Agent may recover the applicable amount on demand (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from such Lender, or (ii) if such Lender fails to pay its amount upon Agent's demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing for the period commencing on the Borrowing Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Pro Rata Share of any Borrowing.


Credit Agreement                                                         Page 21

         2.3 Letters of Credit.

         (a) Conditions. Agent shall be an Issuing Bank, and upon the written approval of Agent and Borrower, a Lender may be an Issuing Bank. Subject to the terms and conditions of this Agreement, each Issuing Bank agrees, if requested by Borrower, to issue LCs upon Borrower's making or delivering an LC Request and delivering an LC Agreement, both of which must be received by Agent and such Issuing Bank no later than the third (3rd) Business Day before the Business Day on which the requested LC is to be issued, provided that (i) no LC may expire after a date that is one (1) month before the Maturity Date, (ii) the LC Exposure may not exceed the limitations in the definition of LC Sub-facility,
(iii) each LC must expire no later than one (1) year following its issuance,
(iv) the limitations in Sections 2.1(c) and (d) may not be exceeded, and (v) each LC must be in the minimum amount of $50,000.

         (b) Participation. Immediately upon an Issuing Bank's issuance of any LC, such Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in the LC and all applicable Rights of such Issuing Bank in the LC -- other than Rights to receive certain fees provided in Section 3.20(d) to be for the Issuing Bank's sole account.

         (c) Reimbursement Obligation. To induce the Issuing Banks to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse each Issuing Bank:

                  (i) on the second (2nd) Business Day after such Issuing Bank notifies Agent and Borrower that such Issuing Bank has made payment under a LC, the amount paid by such Issuing Bank; and

                  (ii) within five (5) Business Days after demand, the amount of any additional fees such Issuing Bank customarily charges for amending LCs Agreements, for honoring drafts under LCs, and for taking similar action in connection with letters of credit.

If Borrower has not reimbursed any Issuing Bank for any drafts paid by the date on which reimbursement is required under this Section, then Agent is irrevocably authorized to fund Borrower's reimbursement obligations as a Base Rate Borrowing if the conditions in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Agent's knowledge, been satisfied. The proceeds of that Borrowing shall be advanced directly to the applicable Issuing Bank to pay Borrower's unpaid reimbursement obligations. If funds cannot be advanced as a result of Borrower's failure to satisfy any condition precedent set forth in Section 5, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this Section are absolute


Credit Agreement                                                         Page 22
and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that any Borrower may have at any time against any Issuing Bank or any other Person. From the date that an Issuing Bank pays a draft under a LC until Borrower either reimburses or is obligated to reimburse such Issuing Bank for that draft under this Section, the amount of that draft bears interest payable to such Issuing Bank at the rate then applicable to Base Rate Borrowings. From the due date of the respective amounts due under this Section, to the date paid (including any payment from proceeds of a Base Rate Borrowing), unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

         (d) General. Issuing Banks shall promptly notify Agent and Borrower of the date and amount of any draft presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under this Agreement). The applicable Issuing Bank shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable LC. When making payment, such Issuing Bank may disregard (i) any default or potential default that exists under any other agreement, and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and such Issuing Bank is not liable for any of those obligations). Borrower's reimbursement obligations to Issuing Banks and Lenders, and each Lender's obligations to Issuing Banks, under this Section are absolute and unconditional irrespective of, and Issuing Banks are not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against any Credit Party or any other Person, or
(iii) the occurrence of any Potential Default or Default. However, nothing in this Agreement constitutes a waiver of Borrower's Rights to assert any claim or defense based upon the gross negligence or willful misconduct of any Credit Party. Issuing Banks shall promptly pay to Agent for Agent to promptly distribute reimbursement payments received from any Borrower to all Lenders according to their Pro Rata Share.

         (e) Obligation of Lenders. If Borrower fails to reimburse any Issuing Bank as provided in Section 2.3(c) by the date on which reimbursement is due under that Section, and funds cannot be advanced under the Section 2.1 to satisfy the reimbursement obligations, then Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Pro Rata Share of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent, for the account of the applicable Issuing Bank, in immediately available funds its Pro Rata Share of the unpaid reimbursement obligation, subject to the limitations of Section 2.1(d). Funds are due and payable to Agent before the close of


Credit Agreement                                                         Page 23
business on the Business Day when Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is given before 1:00 p.m.) or on the next succeeding Business Day (if notice is given after 1:00 p.m.). All amounts payable by any Lender accrue interest after the due date at the Federal Funds Rate from the day the applicable draft or draw is paid by Agent to (but not including) the date the amount is paid by such Lender to Agent. Upon receipt of any such funds, Agent shall make them available to the applicable Issuing Bank.

         (f) Duties of Issuing Bank. Each Credit Party and each Borrower agree that, in paying any draft under any LC, no Issuing Bank has any responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither such Issuing Bank nor its Representatives will be liable to any Credit Party or any Company for any LC's use or for any beneficiary's acts or omissions (including, without limitation, any acts or omissions constituting ordinary negligence). Any action, inaction, error, delay, or omission taken or suffered by an Issuing Bank or any of its Representatives in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Governmental Requirements and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended or modified), is binding upon the Companies and the Credit Parties and, except as provided in Section 2.3(e), does not place such Issuing Bank or any of its Representatives under any resulting liability to any Company or any Credit Party. No Issuing Bank shall be liable to any Company or any Credit Party for any action taken or omitted, in the absence of fraud, gross negligence or willful misconduct, by such Issuing Bank or its Representative in connection with any LC.

         (g) Cash Collateral. On the Termination Date and if requested by Required Lenders while a Default exists, Borrower shall provide Agent, for the benefit of the Issuing Banks and Lenders, cash collateral in an amount to equal the then-existing LC Exposure.

         (h) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE EACH CREDIT PARTY, AND THEIR RESPECTIVE REPRESENTATIVES, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, OR THE FAILURE OF ISSUING BANK TO HONOR A DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. ALTHOUGH EACH CREDIT PARTY, AND THEIR RESPECTIVE REPRESENTATIVES, HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, NO PERSON


Credit Agreement                                                         Page 24

IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN (OR ITS
REPRESENTATIVES') FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (i) LC Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under each LC are part of the Obligation, only the events specified in this Agreement as a Default shall constitute a default under any LC or LC Agreement, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

                                    SECTION 3
                                TERMS OF PAYMENT

         3.1 Notes and Payments.

         (a) The Principal Debt shall be evidenced by the Notes, which Notes shall be payable by Borrower to Lenders in the aggregate stated principal amount of the Total Commitment, or so much thereof as shall be advanced prior to maturity.

         (b) Borrower must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Agent's principal office in Dallas, Texas, in Dollars that will be available for immediate use by Agent by 2:00 p.m. on the day due. Payments received after such time shall be deemed received on the next Business Day. Agent shall pay to each Lender any payment to which such Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment or prepayment before 2:00 p.m., and otherwise before 2:00 p.m. on the following Business Day. If and to the extent that Agent does not make payments to any Lender when due, then Agent shall be obligated to pay to such Lender such unpaid amounts together with interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         3.2 Interest and Principal Payments.

         (a) Interest Payments. Subject to Section 13.2, accrued interest on each Borrowing is due and payable on the first day of each calendar month during the term of this Agreement, commencing on February 1, 1999, and on the Termination Date; provided, however, that interest with respect to any Base Rate Borrowing shall also be due and payable on the Conversion date of any such Borrowing to a Eurodollar Borrowing.

         (b) Principal Payments. The Total Principal Debt is due and payable on the Termination Date.


Credit Agreement                                                         Page 25

         (c) Voluntary Prepayment. Borrower may voluntarily repay or prepay all or any part of the Total Principal Debt at any time without premium or penalty, subject to the following conditions:

                  (i) Agent must receive Borrower's written payment notice by
         (A) 11:00 a.m. on the Business Day preceding the date of payment of a Eurodollar Borrowing, and (B) 2:00 p.m. on the Business Day preceding the date of payment of a Base Rate Borrowing, which shall specify the payment date and the Type and amount of the Borrowing(s) to be paid, and which shall constitute an irrevocable and binding obligation of Borrower to make a repayment or prepayment on the designated date;

                  (ii) each partial repayment or prepayment must be in a minimum amount of at least $500,000 and be an integral multiple of $100,000, or, if such repayment or prepayment is less than $500,000, then equal to the Total Principal Debt plus all accrued interest thereon; and

                  (iii) Borrower shall pay any related Funding Loss upon demand.

         (d) Mandatory Prepayment. Notwithstanding anything contained herein or in the Loan Documents to the contrary, if at any time the outstanding Total Principal Debt exceeds the Borrowing Base, then Borrower shall immediately prepay in immediately available funds such excess balance, together with any related Funding Loss.

         3.3 Interest Options. Except as specifically otherwise provided, Borrowings shall bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin, or the Adjusted Eurodollar Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrower and, in the case of Eurodollar Borrowings, for the Interest Period designated by Borrower), and (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

         3.4 Quotation of Rates. A Representative of Borrower may call Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Borrowing Request or on the Borrowing Date.

         3.5 Default Rate. If permitted by applicable law, at the election of Required Lenders and notice from Agent to Borrower, all past-due Principal Debt and past-due interest accruing on any of the foregoing, bears interest from the date due (stated or by


Credit Agreement                                                         Page 26
acceleration) at the Default Rate until paid, regardless of whether payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, provided that any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7 Interest Calculations.

         (a) Interest shall be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of 360 days and 30-day months for all Borrowings (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

         (b) The provisions of this Agreement relating to calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that no Credit Party may contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable law, and, if any Credit Party ever does so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and the Credit Parties shall, to the maximum extent permitted under


Credit Agreement                                                         Page 27
applicable law, (a) treat all Borrowings as but a single extension of credit (and the Credit Parties and Borrower agree that is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. If, however, the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then the Credit Parties shall refund any excess (and the Credit Parties may not, to the extent permitted by applicable law, be subject to any penalties provided by any Governmental Requirements for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount).

         3.9 Interest Periods. When Borrower requests any Eurodollar Borrowing, Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, one (1) month, two (2) months, three (3) months, or six (6) months, subject to the following conditions: (a) the initial Interest Period for a Eurodollar Borrowing commences on the applicable Borrowing Date or Conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a Eurodollar Borrowing begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("Ending Calendar Month"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any portion of Total Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; and (d) there may not be in effect at any one time more than five (5) Interest Periods.

         3.10 Continuations; Conversions. Borrower may (a) on the last day of the applicable Interest Period Convert all or part of a Eurodollar Borrowing to a Base Rate Borrowing, (b) at any time Convert all or part of a Base Rate Borrowing to a Eurodollar Borrowing, and (c) on the last day of an Interest Period, Continue a Eurodollar Borrowing for a new Interest Period. Any such Conversion or Continuation is subject to the dollar limits and denominations of
Section 2.1 and may be accomplished by delivering a Borrowing Request to Agent no later than 11:00 a.m. (i) on the third (3rd) Business Day before (A) the Conversion date for Conversion to a Eurodollar Borrowing, and (B) the last day of the Interest Period, for the Continuation to a new Interest Period, and (ii) one (1) Business Day before the last day of the Interest Period for Conversion to a Base Rate Borrowing. Absent a Borrowing Notice, a Eurodollar Borrowing


Credit Agreement                                                         Page 28
shall be Continued as a Eurodollar Borrowing having a one (1) month Interest Period (so long as the last day of such Interest Period does not extend beyond the Maturity Date in which case such Eurodollar Borrowing shall be Converted to a Base Rate Borrowing) when the applicable Interest Period expires.

         3.11 Order of Application.

         (a) No Default. If no Default exists, then except as otherwise specifically provided in the Loan Documents, any payment shall be applied to the Obligation in the order and manner as Borrower directs.

         (b) Default. If a Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which any Credit Party has not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the Total Principal Debt and the remaining Obligation in the order and manner as the Required Lenders deem appropriate; and (iv) as a deposit with Agent, for the benefit of the Credit Parties, as security for and payment of any LC Exposure.

         (c) Pro Rata. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Share of such payment or prepayment.

         3.12 Right of Setoff; Adjustments.

         (a) Setoff. Upon the occurrence and during the continuance of any Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Lender under this Section are in addition to other Rights (including, without limitation, other Rights of setoff) that such Lender may have.


Credit Agreement                                                         Page 29

         (b) Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Principal Debt owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Principal Debt owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Principal Debt owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with all Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, then such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its Rights of payment (including the Right of setoff) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

         3.13 Booking Borrowings. To the extent permitted by applicable law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 3.14 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section
3.14 or 3.15 would apply to any of the Obligation. If any of the conditions of Sections 3.14, 3.15, or 3.16 ever apply to a Lender, then such Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this Section, does not create any burden or adverse circumstance for such Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Sections 3.14, 3.15, or 3.16 as applicable.

         3.14 Increased Costs and Reduced Return.

         (a) Change in Laws. If, after the date hereof, the adoption of any applicable Governmental Requirement, or any change in any applicable Governmental Requirement, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any


Credit Agreement                                                         Page 30
request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Borrowing, its Note, or its obligation to make Eurodollar Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Borrowings (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Borrowings, then Borrower shall pay to such Lender on demand such amount or amounts as such Lender reasonably determines will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 3.14, then Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Eurodollar Borrowings, or Convert all Eurodollar Borrowings into Base Rate Borrowings, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.17 shall be applicable); provided that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

         (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Governmental Requirement regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would


Credit Agreement                                                         Page 31
have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Notice. Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         3.15 Limitation on Types of Borrowings. If on or prior to the first
(1st) day of any Interest Period for any Eurodollar Borrowing:

         (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Borrowings for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Eurodollar Borrowings, Continue any Eurodollar Borrowings, or to Convert any Base Rate Borrowings to Eurodollar Borrowings and Borrower shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Borrowings, either prepay such Borrowings or Convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         3.16 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Borrowings hereunder, then such Lender shall promptly notify Agent and Borrower thereof and such Lender's obligation to make or Continue Eurodollar Borrowings and to Convert Base Rate Borrowings into


Credit Agreement                                                         Page 32

Eurodollar Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Borrowings (in which case the provisions of Section 3.17 shall be applicable).

         3.17 Treatment of Affected Loans. If the obligation of any Lender to make or Continue Eurodollar Borrowings or to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended pursuant to Sections 3.14, 3.15, or 3.16, such Lender's Eurodollar Borrowings shall be automatically Converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for all Eurodollar Borrowings (or, in the case of a Conversion required by Section 3.16, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.14, 3.15, or 3.16 that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Borrowings have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Borrowings shall be applied instead to its Base Rate Borrowings; and

         (b) all Borrowings that would otherwise be made or Continued by such Lender as Eurodollar Borrowings shall be made or Continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be Converted into Eurodollar Borrowings shall be Converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Sections 3.14, 3.15, or 3.16 that gave rise to the Conversion of such Lender's Eurodollar Borrowings pursuant to this Section 3.17 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Borrowings held by Lenders are held Pro Rata (as to principal amounts, Types, and Interest Periods).

         3.18 Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (herein called a "Funding Loss") incurred by it as a result of:

         (a) any payment, prepayment, or Conversion of a Eurodollar Borrowing for any reason (including, without limitation, the acceleration of the Obligation pursuant to Section 11.1) on a date other than the last day of the Interest Period for such Borrowing; or


Credit Agreement                                                         Page 33

         (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Borrowing on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Borrowing Notice.

A Funding Loss shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, Converted, or not borrowed, Converted, or Continued for the period from the date of such payment, Conversion, or failure to borrow, Convert, or Continue to the last day of the Interest Period for such Eurodollar Borrowing (or, in the case of a failure to borrow, Convert, or Continue, the Interest Period for such Eurodollar Borrowing which would have commenced on the date specified for such Borrowing) at the applicable rate of interest for such Eurodollar Borrowing provided for in this Agreement over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         3.19 Taxes.

         (a) Any and all payments by Borrower to or for the account of any Lender or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, taxes imposed on its income, net receipts, gross income, gross receipts, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.19) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
(iv) Borrower shall furnish to Agent, at its address referred to in Section 13.3, the original or a certified copy of a receipt evidencing payment thereof.


Credit Agreement                                                         Page 34

         (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Borrower agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.19) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to Section 3.19(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.19(a) or
(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, at such Lender's expense, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.


Credit Agreement                                                         Page 35

         (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.19, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 3.19 shall survive the termination of the Total Commitments and the payment in full of the Notes.

         3.20 Fees.

         (a) Treatment of Fees. The fees described in this Section 3.20 (i) are not compensation for the use, detention, or forbearance of money, (ii) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (iii) are payable in accordance with Section 3.1(b), (iv) are non-refundable, (v) to the fullest extent permitted by applicable law, bear interest, if not paid when due, at the Default Rate, and (vi) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days and 30-day months, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of actual days elapsed and a year of 365 or 366 days, as the case may be. The fees described in this Section 3.20 are in all events subject to the provisions of
Section 3.8.

         (b) Agent Fees. Borrower shall pay to Agent, the fees specified in the letter agreement between Agent and Borrower, which fee shall be for the account of Agent and for the account of Lenders as shall be agreed between Agent and each Lender.

         (c) Lenders' Fees. Borrower shall pay to Agent, for the ratable account of Lenders, a quarterly unused fee (prorated for partial quarters) equal to the sum of the amounts obtained by multiplying the average Unused Commitment times the applicable percentage set forth below:

Unused Commitment                         Applicable Percentage
-----------------                         ---------------------
Greater than or equal to $75,000,000               .25%
Less than $75,000,000                              .20%


Credit Agreement                                                         Page 36

Such commitment fee shall accrue commencing on the Closing Date, and shall be due and payable on the first day of each January, April, July, and October during the term hereof, commencing on April 1, 1999, and on the Termination Date, based upon the Unused Commitment for each day during the quarter ending on such date. Solely for purposes of this Section 3.20(c), "ratable" means, for any calculation period, with respect to any Lender, the proportion that (A) the average daily Unused Commitment of such Lender during the period bears to (B) the aggregate amount of the average daily Unused Commitment of all Lenders during the period.

         (d) LC Fees. As an inducement for the issuance (including, without limitation, the extension) of each LC, Borrower agrees to pay to Agent:

                  (i) For the ratable account of each Lender, on the first day of each calendar month, an issuance fee, payable monthly in arrears, equal to the greater of (A) the product of (A) the average face amount of such LC during each applicable monthly period times (B) the Applicable Margin for Eurodollar Borrowings minus .125%; and

                  (ii) For the account of Issuing Bank, payable on the date of issuance, an issuance fee, the product of (A) the face amount of such LC times (B) .125% per annum.

         3.21 Loan Documents. Borrower shall pay and perform, or cause to be paid and performed, the indebtedness, obligations, and duties of each Subsidiary Guarantor under each Mortgage and each Assignment of Leases and Rents. Borrower hereby irrevocably and unconditionally agrees: (i) that it is jointly and severally liable to the Credit Parties for the full and prompt payment of the indebtedness of each Subsidiary Guarantor to the Credit Parties and the performance by each Subsidiary Guarantor of its obligations and duties under the applicable Mortgage and the Assignment of Leases and Rents; and (ii) has a primary obligation to indemnify each Credit Party on demand from and against any loss (excluding losses arising out of the fraud, gross negligence, or willful misconduct of such Credit Party) incurred by such Credit Party as a result of any of the obligations of any one or more Subsidiary Guarantors being or becoming void, voidable, unenforceable, or ineffective for any reason whatsoever, whether or not known to any Credit Party or any Person, the amount of such loss (excluding losses arising out of the fraud, gross negligence, or willful misconduct of such Credit Party) being the amount which the Credit Parties would otherwise have been entitled to recover from any one or more Subsidiary Guarantors.


Credit Agreement                                                         Page 37

                                    SECTION 4
                                 BORROWING BASE


         4.1 Calculation of Borrowing Base.

         (a) The "Individual Borrowing Base" for any Borrowing Base Property shall be, as of any date, the lesser of:

                  (i) sixty percent (60%) of the Appraised Value; and

                  (ii) the lesser of: (A) Adjusted NOI of such Borrowing Base Property divided by the product of (x) the Fixed Constant, and (y) 1.5; and (B) Adjusted NOI of such Borrowing Base Property divided by the product of (aa) the Variable Constant, and (bb) 1.5.

         (b) The "Borrowing Base" shall be, as of any date, the sum of the Individual Borrowing Bases for each of the Borrowing Base Properties.

         4.2 Admission of Qualified Properties Into the Borrowing Base.

         (a) Request for Admission Into Borrowing Base. Borrower shall provide Agent (with copies for each of Lenders) with a written request for a Property to be admitted into the Borrowing Base. Such request shall be accompanied by information regarding such Property (collectively, the "Property Information"), including, without limitation, the following:

                  (i) a general description of the Property's location, market, and amenities;

                  (ii) a property description;

                  (iii) purchase information (including any contracts of sale and closing statements);

                  (iv) original and two (2) copies of a recent survey with appropriate certifications to Agent, for the benefit of Lenders, and one (1) copy for each of the other Lenders;

                  (v) a Phase I environmental assessment and, if requested by Agent based upon issues identified in the Phase I assessment, additional environmental assessments;

                  (vi) copies of title insurance and a mortgagee commitment of title insurance, with copies of all underlying title documents, in which a title company acceptable to Agent commits to ensure Agent's proposed first lien, for the benefit of Lenders, under a deed of trust or mortgage;


Credit Agreement                                                         Page 38

                  (vii) operating statements as necessary to determine the Appraised Value of the Property, if required by Agent;

                  (viii) engineering reports (including, without limitation, a structural engineering report);

                  (ix) evidence of insurance, including, without limitation, hazard insurance;

                  (x) copies of all tenant leases, if any;

                  (xi) copies of all recent appraisals, if any;

                  (xii) a Required Appraisal;

                  (xiii) a current, accurate rent roll in a format acceptable to Agent;

                  (xiv) history of the operation of the Property as may be reasonably requested by Agent;

                  (xv) lease abstracts for each lease of the Property;

                  (xvi) three year projected capital expenditures; and

                  (xvii) such other information reasonably requested by Agent as shall be necessary to determine whether such Property is a Qualified Property.

         (b) Qualified Properties. In order for a Property to be eligible for inclusion in the Borrowing Base (a "Qualified Property"), such Property shall have the following characteristics:

                  (i) Borrower or a Subsidiary Guarantor shall have good and indefeasible fee simple title to such Property, free and clear of all Liens (except for Permitted Liens);

                  (ii) all Property Information shall be acceptable to Agent;

                  (iii) if the Phase I environmental assessment indicates a material defect, then (A) the cost to repair such defect shall not be in excess of twenty percent (20%) of the cost of acquiring the Property, (B) the defect must be clearly defined in the Phase I, or if necessary, the Phase II, environmental report and an acceptable remedial budget must be attached thereto, and (C) a Borrower must provide satisfactory evidence that it has funds to mitigate such defect;


Credit Agreement                                                         Page 39

                  (iv) if the structural engineering report indicates a material defect, then (A) the cost to repair such defect shall not be in excess of twenty percent (20%) of the cost of acquiring the Property, (B) the defect must be clearly defined in the structural engineering report and an acceptable remedial budget must be attached thereto, and (C) a Borrower must provide satisfactory evidence that it has funds to mitigate such defect);

                  (v) no Material Title Defects shall exist;

                  (vi) such Property, if admitted to the Borrowing Base, shall account for no more than fifteen percent (15%) of the Borrowing Base;

                  (vii) the admission of such Property will not cause the NRA or the Adjusted NOI of the Borrowing Base Properties in any one state (except Ohio) to exceed twenty-five percent (25%) of the NRA or Adjusted NOI with respect to all Borrowing Base Properties in all states; provided that no Property in Ohio not listed as an Initial Property or a Second Property shall be eligible for inclusion as a Borrowing Base Property unless, following such addition to the Borrowing Base, the foregoing test shall also be met with respect to Ohio;

                  (viii) the admission of such Property will not cause the leases that could reasonably be expected to contribute in excess of twenty-five percent (25%) of the annual aggregate NRA for all Borrowing Base Properties to expire in any one year;

                  (ix) such Property shall be at least eighty percent (80%) leased and occupied by the tenants named in the applicable leases;

                  (x) no more than sixty percent (60%) of the tenant leases for such Property (which percentage shall be calculated based upon rent contributed by each such lease) shall expire prior to the date two (2) years after such Property becomes a Borrowing Base Property; or

                  (xi) the inclusion of the Property into the Borrowing Base shall not breach any obligation of an Obligor under any other third party agreements.

         (c) Approval. Each Property that is a Qualified Property shall be subject to the approval of Agent for admission to the Borrowing Base. Notwithstanding the foregoing sentence, Required Lenders shall have the Right to exclude a Property that is a Qualified Property from the Borrowing Base, if Required Lenders, in their sole discretion, determine that such Qualified Property shall not be included in the Borrowing Base. If Borrower requests that a Property that is not a


Credit Agreement                                                         Page 40

Qualified Property be placed in the Borrowing Base and if Agent approves such Property, then such Property may be admitted to the Borrowing Base upon the approval of Required Lenders. Agent shall provide Borrower with written notice of whether a Property is approved for admission into the Borrowing Base within ten (10) Business Days after Agent's receipt of the applicable Required Appraisal.

         (d) Collateral Documents. A Property shall not be admitted into the Borrowing Base until Borrower or the appropriate Subsidiary Guarantor shall have executed and delivered to the Agent, for the ratable benefit of the Lenders, the Collateral Documents covering such Property, and the Agent shall have a perfected first priority Lien in such Property, for the ratable benefit of the Lenders.

         (e) Other Requirements Respecting the Borrowing Base. During the term hereof:

                  (i) once six (6) Properties have been admitted into the Borrowing Base, at least six (6) Borrowing Base Properties shall be in the Borrowing Base;

                  (ii) once six (6) Properties have been admitted into the Borrowing Base, the Adjusted NOI of all Borrowing Base Properties divided by 9.5% shall not be less than $25,000,000;

                  (iii) the percentage of Borrowing Base Properties that are office Properties shall not exceed twenty percent (20%) of the net rentable area of the Borrowing Base Properties;

                  (iv) the percentage of Borrowing Base Properties that are not industrial, light industrial, or office Properties shall not exceed ten percent (10%) of the net rentable area of the Borrowing Base Properties; and

                  (v) the principal balance of the Obligation shall not be less than $1.00, in each case, unless otherwise consented to by Required Lenders.

         (f) Computation of Adjusted Net Operating Income. Borrower shall deliver to Agent quarterly computations of Adjusted NOI with the Borrowing Base Report required pursuant to Section 7.1(c). Agent shall notify Borrower in writing of any additional adjustments to Adjusted NOI required by Agent and corresponding adjustments to the Borrowing Base (if any). If a Property is admitted into the Borrowing Base prior to the last day of any fiscal quarter during the term of this Agreement, then Agent shall notify Borrower and Lenders in writing of any changes to the Borrowing Base as a result of the admission of such Property into the Borrowing Base.

Credit Agreement                                                         Page 41

         (g) Certain Events With Respect to Borrowing Base Properties. If any Borrowing Base Property that was a Qualified Property at the time of its admission into the Borrowing Base no longer satisfies the requirements set forth in Section 4.2(b), then Required Lenders shall have the right in their sole discretion at any time and from time to time to notify Borrower that, effective upon the giving of such notice, and for so long as such event or condition exists, such Borrowing Base Property shall no longer be considered a Borrowing Base Property for purposes of determining the Borrowing Base. If Agent delivers a notice with respect to a Borrowing Base Property as set forth in this SECTION, then at such time as such Borrowing Base Property is no longer subject to any of the conditions described above, Borrower may give Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Borrowing Base Property shall, effective with the delivery by Borrower of the next Borrowing Base Report, be considered a Borrowing Base Property for purposes of calculating the Borrowing Base until such time as any of the conditions set forth above apply thereto.

         (h) Initial Borrowing Base Properties. As of the Closing Date, the Properties listed on Schedule 4.2 (collectively, the "Initial Borrowing Base Properties") are Qualified Properties, have been admitted into the Borrowing Base, and are Borrowing Base Properties as of the Closing Date.

         (i) Second Properties. On or before the date that is thirty (30) days after the Closing Date, all Property Information regarding the Properties listed on Schedule 4.2(i) (collectively, the "Second Properties") shall be submitted pursuant to Section 4.2(a). On or before the date that is ninety (90) days after the Closing Date, the Second Properties that have been approved for admission into the Borrowing Base shall be admitted into the Borrowing Base (collectively, the "Second Borrowing Base Properties").

         4.3 Liens on Borrowing Base Properties. As more fully described in the Collateral Documents, Borrower shall, and shall cause each Obligor to, grant to Agent, for the benefit of Credit Parties, as security for the payment and performance of the Obligation, a valid, enforceable, perfected, first priority and (except for Permitted Liens) only Lien in and to each Borrowing Base Property.

         4.4 Collateral Documents. The Liens described in Section 4.3 shall be granted pursuant to, and more fully described in, the Collateral Documents.

         4.5 Leases.

         (a) Unless Agent shall give Borrower written notice pursuant to Section 4.5(b), Borrower may (without the prior consent of Agent) execute leases covering all or any portion of a Borrowing Base


Credit Agreement                                                         Page 42

Property after the date of this Agreement so long as such leases (i) are on forms that are customary and consistent with industrial or light industrial properties, and (ii) have provisions that provide for the same basic terms as Sections 5.1.2, 12.1, and 13.2 in the form of the Approved Lease Form. Borrower may (without the prior consent of Agent) enter into renewal, extension, or expansion agreements (which agreements shall be customary and consistent with industrial, light industrial, or office properties) with tenants under leases existing as of the date of admission of such Borrowing Base Property covering all or any portion of a Borrowing Base Property; provided, however, that if Agent shall determine, after an annual review of leasing activities by Borrower, that Borrower has engaged in significant leasing activities with respect to any Borrowing Base Property wherein the same basic terms as Sections 5.1.2, 12.1, and 13.2 in the Approved Lease Form have not been included, which in the sole discretion of Agent results in a Material Adverse Effect on the value of the Borrowing Base Property as Collateral hereunder, then Agent may, in its sole discretion, notify Borrower on or before October 1 of each year during the term of this Agreement that its has elected to remove such Borrowing Base Property from the Borrowing Base (a "Removal Notice"). If Agent shall have delivered a Removal Notice to Borrower, then Borrower may, on or before the immediately admission into the Borrowing Base, or (b) if necessary, prepay the excess of the Total Principal Debt over the Borrowing Base. Notwithstanding the foregoing, Borrower may (without the prior consent of Agent) execute agreements covering a Borrowing Base Property pursuant to renewal, extension, or expansion options set forth in leases existing as of the date of admission into the Borrowing Base, provided that the terms and conditions of such renewal agreements do not materially differ from the terms and conditions of the leases renewed or extended thereby. If Agent delivers a Removal Notice, then at such time as such Borrowing Base Property is no longer subject to any of the conditions described above, Borrower may give Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Borrowing Base Property shall, effective with the delivery by Borrower of the next Borrowing Base Report, be reinstated as a Borrowing Base Property.

         (b) If Agent shall have given Borrower written notice (which notice may be delivered in Agent's sole discretion), then unless otherwise consented to by Agent in writing, all leases covering all or any portion of a Borrowing Base Property entered into after the date of such notice (i) shall be in substantially the form of the Approved Lease Form, (ii) shall have no material changes to Sections 5.1.2, 12.1, and 13.2 in the Approved Lease Form, (iii) shall be for terms not less than three (3) years, and (iv) may include other provisions specifically approved in writing by Agent or in other lease guidelines agreed to by Agent in writing from time to time.


Credit Agreement                                                         Page 43

         (c) Unless otherwise consented to by Agent in writing, all leases covering all or any portion of a Borrowing Base Property entered into after the date of this Agreement shall (i) be to third parties under market terms and, except as provided in (b) above, for primary terms not less than three (3) years, (ii) provide for uses and percentages that are consistent with Section 8.5, (iii) not provide for uses of the premises that would materially and adversely affect the fair market value of the Borrowing Base Property or its ability to qualify for permanent financing, and (iv) not include tenant self-help remedies or provide for Agent's or any subsequent mortgagee's non-disturbance of any tenant's occupancy.

         (d) Borrower shall send to Agent copies of all leases (and all renewals, extension, or modifications thereof) covering all or any portion of a Borrowing Base Property entered into after the date of this Agreement within thirty (30) days after the last day of each fiscal quarter immediately following the execution thereof.

         4.6 Releases of Collateral. Agent shall have no obligation to release any Collateral without a written request from Borrower, together with a Borrowing Base Report and a Compliance Certificate as of the date of such request. Agent shall not release any Collateral unless, after giving effect to any such release (a) no Default or Potential Default exists, (b) the Borrowing Base exceeds the Obligation as of the date of such release, and (c) unless waived by Required Lenders, continue to satisfy all of the items and requirements set forth in Section 4.2(b) and Section 4.2(e). Agent shall not be required to partially release a portion of a Borrowing Base Property pursuant to this Section.

         4.7 Appraisals. From time to time, Agent may obtain, at its option and at Borrower's expense but not more often than one (1) time during any calendar year unless a Default exists, a Material Adverse Event has occurred, or an appraisal is required more often under any Governmental Requirement, an appraisal of a Borrowing Base Property or any part thereof prepared in accordance with written instructions from Agent by a third-party appraiser engaged directly by Agent. Each such appraiser and appraisal shall be satisfactory to Agent.

                                    SECTION 5
                              CONDITIONS PRECEDENT

         5.1 Conditions to Initial Borrowing. The obligations of Lenders to make the initial Borrowing and of Issuing Bank to issue the initial LC is subject to satisfaction of the following conditions precedent on or before the Closing
Date:

         (a) Borrower Documents. Borrower shall deliver or cause to be delivered to Agent the following, each, unless otherwise noted, dated as of the Closing
Date:


Credit Agreement                                                         Page 44

                  (i) Certified copies of its Declaration of Trust, together with a good standing certificate, if available, from the Secretary of State of the State of Texas and each other state in which it is qualified to do business and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (ii) An Officer's Certificate of Borrower certifying (A) its Constituent Documents, (B) resolutions of its trustees approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing this Agreement and the other Loan Documents;

                  (iii) Executed originals of this Agreement, the Notes, and the other Loan Documents to be executed by Borrower; and

                  (iv) Such other documents as any Agent may reasonably request.

         (b) Opinions of Counsel. The Credit Parties and their respective counsel shall have received originally executed copies of a favorable written opinions of counsel for Borrower and/or Obligors, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit F-1 and Exhibit F-2 and as to such other matters as any Agent, acting on behalf of the Credit Parties, may reasonably request.

         (c) Fees. Borrower shall have paid to Agent, for distribution (as appropriate) to the Credit Parties, the fees payable on the Closing Date referred to in Section 3.20.

         (d) Borrowing Base Report. Borrower shall have delivered an Borrowing Base Report dated as of the Closing Date.

         (e) Completion of Proceedings. All corporate, trust, and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by any Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and its counsel, and Agent and its counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.


Credit Agreement                                                         Page 45

         (f) No Material Adverse Event. No Material Adverse Event has occurred since September 30, 1998.

         (g) Initial Borrowing Base Properties. The Initial Borrowing Base Properties shall be admitted to the Borrowing Base, subject to the terms and conditions of this Credit Agreement.

         (h) Subsidiary Guarantor Documents. Borrower shall deliver or cause to be delivered to Agent the following regarding the Subsidiary Guarantors, each, unless otherwise noted, dated as of the Closing Date:

                  (i) if a partnership or limited partnership, certified copies of each Subsidiary Guarantor's certificate of partnership, together with a good standing certificate from the applicable jurisdiction of formation and each other state in which it is qualified to do business, and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (ii) if a partnership or limited partnership, certified copies of each Subsidiary Guarantor's general partner's certificate of incorporation, together with a good standing certificate from such general partner's jurisdiction of incorporation and each other state in which it is qualified to do business, and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (iii) if a corporation, certified copies of each Subsidiary Guarantor's certificate of incorporation, together with a good standing certificate from such Subsidiary Guarantor's jurisdiction of incorporation and each other state in which it is qualified to do business, and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (iv) if a partnership or limited partnership, an Officer's Certificate of its general partner certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party, and (D) the Constituent Documents of the applicable Subsidiary Guarantor;


Credit Agreement                                                         Page 46

                  (v) if a corporation, an Officer's Certificate of the Subsidiary Guarantor certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party, and (D) the Constituent Documents of such Subsidiary Guarantor;

                  (vi) Executed originals of this Agreement, the Notes, and the other Loan Documents to be executed by the Subsidiary Guarantor; and

                  (vii) Such other documents as any Agent may reasonably request.

         5.2 Conditions to all Borrowings. The obligations of each Lender on each Borrowing Date to make all Borrowings (including the initial Borrowing) and Issuing Bank to issue all LCs (including the initial LC) are subject to the following conditions precedent:

         (a) Notice of Borrowing; LC Request. Agent shall have received, (i) in the case of a Borrowing, in accordance with the provisions of Section 2.2, an originally executed Borrowing Request, and (b) in the case of an LC, in accordance with Section 2.3, an LC Request.

         (b) Representations and Warranties; Performance of Agreements. The representations and warranties in Loan Documents are true, correct, and complete in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement).

         (c) No Default. No Potential Default, Default, Non-Compliance Event, or Material Adverse Event exits or would be caused by the making of such Borrowing.

         (d) No Injunction or Restraining Order. No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain such Lender from making the Borrowing to be made by it.

         (e) No Violation. The making of the Borrowing shall not violate any Governmental Requirement, including, without limitation, Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.


Credit Agreement                                                         Page 47

         5.3 Conditions Generally. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Lenders may fund any Borrowing and Issuing Bank may issue any LC without all conditions being satisfied, but, to the extent permitted by Governmental Requirements, such funding shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Lenders specifically waive each item in writing.

                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to the Credit Parties as follows:

         6.1 Purpose of Credit Facility. Borrower shall use proceeds of the Borrowings made and any LCs issued hereunder (i) to acquire industrial and light industrial and suburban office Properties, (ii) for capital improvements for the Properties, and (iii) for working capital requirements (but excluding the repurchase of any Stock of any Company). Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing or any LC shall be used, directly or indirectly, for a purpose that violates any Governmental Requirement, including the provisions of Regulation U.

         6.2 Existence, Good Standing, Authority and Compliance. Each Company is duly formed, validly existing and in good standing under the Governmental Requirements of the jurisdiction in which it is incorporated or formed as identified on Schedule 6.2 (as supplemented from time to time). Each Company (a) is duly qualified to transact business and is in good standing as a foreign trust, corporation, partnership, limited liability company, or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, which jurisdictions are identified on Schedule 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by the Loan Documents), (b) possesses all requisite authority, permits, and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (c) is in compliance with all applicable Governmental Requirements.

         6.3 Affiliates. Borrower has no Consolidated Affiliates or Unconsolidated Affiliates except as disclosed on Schedule 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by the Loan Documents).


Credit Agreement                                                         Page 48

         6.4 Authorization and Contravention. The execution and delivery by each Obligor of each Loan Document or related document to which it is a party, and the performance by it of its obligations thereunder, (a) are within its trust, corporate, limited liability company, or partnership power, (b) have been duly authorized by all necessary trust, corporate, limited liability company, or partnership action of such Person, (c) require no action by or filing with any Governmental Authority, (d) do not violate any provision of its Constituent Documents, (e) do not violate any provision of any Governmental Requirement or order of any Governmental Authority applicable to it, (f) do not violate any material agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company, other than pursuant to the Loan Documents.

         6.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document to which it is a party shall constitute a legal and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.

         6.6 Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal audit adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents or disclosed in the Current Financials, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials. The fiscal year of each Company ends on December 31.

         6.7 Litigation. Except as disclosed on Schedule 6.7, no Company is subject to, nor is any Responsible Officer of any Company aware of the threat of, any Litigation that, if adversely determined, could result in a Material Adverse Event. No outstanding and unpaid final and non-appealable judgments against any Company exist which could result in a Material Adverse Event.

         6.8 Taxes.

         (a) All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency or are being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agent have been provided.


Credit Agreement                                                         Page 49

         (b) As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Code) of which any Company is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them (except for taxes being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise acceptable to Agent have been provided). The charges, accruals, and reserves on the books of the Companies in respect of taxes or other governmental charges are, in the opinion of the Companies, adequate.

         (c) Borrower qualifies as a REIT.

         6.9 Environmental Matters. Except as disclosed on Schedule 6.9, (a) no environmental condition or circumstance exists that materially and adversely affects any Company's Properties or operations, (b) no Company has received any report of any Company's violation of any Environmental Law that has not been remedied, (c) no Company knows that any Company is under any obligation to remedy any violation of any Environmental Law, or (d) no facility of any Company is or has been used for storage, treatment, or disposal of any Hazardous Substance. Each Company has taken prudent steps to determine that its Properties and operations do not violate any Environmental Law.

         6.10 Employee Plans. Except where occurrence or existence could not result in a Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multi-employer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

         6.11 Properties; Liens. Each Company has good and marketable title to all of its Properties (notwithstanding the foregoing, for Properties in Texas, each Company shall have good and indefeasible title) reflected in the Current Financials (except for any Property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by Section 8.7 or Section 8.8). Except for Permitted Liens, no Lien


Credit Agreement                                                         Page 50
exists on any Borrowing Base Property, and the execution, delivery, performance, or observance of the Loan Documents shall not require or result in the creation of any Lien on any Borrowing Base Property.

         6.12 Locations. Each Company's chief executive office is located at the address set forth on Schedule 6.2 (as supplemented from time to time). Each Company's books and records are located at its chief executive office.

         6.13 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         6.14 Transactions With Affiliates. Except as disclosed on Schedule 6.14 (as supplemented from time to time if the disclosures are approved by Agent), no Company is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         6.15 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         6.16 Labor Matters. No actual or, to the knowledge of any Responsible Officer of any Company, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company exist. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books.

         6.17 Solvency. On each Borrowing Date, each Company is, and after giving effect to the requested Borrowing will be, Solvent.

         6.18 Full Disclosure. Each material fact or condition relating to the financial condition or business of the Companies which could result in a Material Adverse Event has been disclosed to Agent. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by any Company to Agent in connection with the Loan Documents (a) was, is, and will be, true and accurate in all material respects or based on good faith estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any material fact the existence of


Credit Agreement                                                         Page 51
which or the omission of which could result in a Material Adverse Event

         6.19 Exemption From ERISA; Plan Assets. Borrower is a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(e) (or any successor regulation) and the assets of the Companies would not be deemed "plan assets" as defined in 29 C.F.R. Section 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

         6.20 Year 2000 Compliance. As of the date of any request for any Borrowing, as of the date of any renewal, extension or modification of this Agreement, and at all times during the term of this Agreement:

         (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Obligors to carry on their business as may be presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Obligors' business operations. "Year 2000 Compliant" means that the Systems are designed to be used prior to, during, and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         (b) Obligors have: (i) undertaken a detailed inventory, review, and assessment of all areas within their business and operations that could be adversely affected by the failure of Obligors to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

         (c) Obligors have made written inquiry of each of its key suppliers, vendors, and customers, and has obtained in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Obligors reasonably believe that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Obligors whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Obligors. For purposes of this paragraph, Agent confirms to Obligors that it has initiated a corporate-wide Year 2000 program with respect to its lending activities.


Credit Agreement                                                         Page 52

         (d) The fair market value of all Collateral is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

         6.21 DDR Indebtedness. The aggregate outstanding Indebtedness to DDR of the Companies as of the Closing Date is $12,100,000 plus interest (collectively, the "Existing DDR Indebtedness").

         6.22 Ownership and Indebtedness. The Consolidated Affiliates listed on
Schedule 6.22 constitute all of Borrower's Consolidated Affiliates as of the Closing Date and are the owners of the respective Properties listed on Schedule
6.22. Each Consolidated Affiliate except DDR Office Flex II, LLC is indebted to the respective lender shown on Schedule 6.22 pursuant to Permitted Conduit Debt which prohibits such Consolidated Affiliate from executing the Subsidiary Guaranty.

         6.23 Ownership of Consolidated Affiliates. Borrower, directly or indirectly, owns the applicable ownership interest in each Consolidated Affiliate as shown on Schedule 6.22.

         6.24 DDR Equity. As of January 14, 1999, DDR has contributed not less than $81,000,000 of equity to Borrower.


                                    SECTION 7
                              AFFIRMATIVE COVENANTS

         So long as Lenders are committed to fund any Borrowings or fund or issue any LCs under this Agreement and until the Obligation is paid in full, Borrower covenants and agrees as follows:

         7.1 Items to be Furnished. Borrower shall cause the following to be furnished to Agent (with sufficient copies for each Lender):

         (a) Annual Financial Statements. Promptly after preparation, and no later than ninety (90) days after the last day of each fiscal year of the Companies, consolidated Financial Statements of the Companies showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by: (A) the unqualified opinion of the firm of an accounting firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements of the Companies were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies and (B) a Compliance Certificate.


Credit Agreement                                                         Page 53

         (b) Periodic Financial Statements. Promptly after preparation, and no later than forty-five (45) days after the last day of each fiscal quarter of the
Companies: (i) Financial Statements of the Companies showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter; and (ii) a Compliance Certificate.

         (c) Borrowing Base Report. Promptly after preparation, and no later than forty-five (45) days after the end of each fiscal quarter of Borrower and Subsidiary Guarantor, a Borrowing Base Report certified by a Responsible Officer, setting forth in reasonable detail the calculations required to establish the Individual Borrowing Base for each Borrowing Base Property and the Borrowing Base (the "Borrowing Base Report") as of the last day of such quarter, all in reasonable detail and satisfactory to the Agent; provided, however, that any change in the Borrowing Base reflected in such Borrowing Base Report shall not become effective until Agent notifies Borrower and the Lenders in writing.

         (d) Other Reports.

                  (i) Promptly upon its becoming available, and no later than fifteen (15) days after the filing or receipt thereof, each regular or periodic report and any registration statement or prospectus in respect thereof filed by any Borrower with, or received by any Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission, or any successor agency thereof, including, without limitation, each Form 10-K, 10-Q, and S-8 filed with the Securities and Exchange Commission.

                  (ii) Promptly after the mailing or delivery thereof, copies of all material reports or other information from any Borrower to holders of its Stock.

         (e) Borrowing Base Property and Other Property Information.

                  (i) Promptly after the preparation thereof, and no later than forty-five (45) days after the last day of each fiscal quarter, quarterly operating statements for each of the Borrowing Base Properties with rent rolls and leasing status reports for each of the Borrowing Base Properties.

                  (ii) Promptly after the preparation thereof, and no later than the last day of November of the preceding calendar year, capital expenditure budgets for each of the Borrowing Base Properties.


Credit Agreement                                                         Page 54

                  (iii) Promptly after the preparation thereof, and no later than forty-five (45) days after the last day of each fiscal year, a summary detailing the rent revenues, expenses, Adjusted NOI, for each of the Properties owned by the Companies as of and for the period then ended and for the corresponding period in the prior fiscal year.

         (f) Notices. Notice, promptly after a Responsible Officer of any Borrower knows of (i) the existence and status of any Litigation that, if determined adversely to any Company, could result in a Material Adverse Event,
(ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document which could result in a Material Adverse Event,
(iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law, or (iv) a Default or Potential Default, specifying the nature thereof and what action Borrower has taken, are taking, or propose to take.

         (g) Change in Control. Promptly upon any Change in Control, notice of such event together with a description of the transaction giving rise thereto.

         (h) Other Information. Promptly upon reasonable request by any Agent, information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies (including, without limitation, cash flow information, asset business plans, market information, and tax returns) and opinions, certifications, and documents in addition to those mentioned in this Agreement.

         7.2 Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes represented in this Agreement.

         7.3 Books and Records. Borrower shall, and shall cause each Company to, maintain books, records, and accounts necessary to prepare all Financial Statements in accordance with GAAP.

         7.4 Inspections. Upon reasonable notice and during normal business hours, Borrower shall, and shall cause each Company to, allow Agent (or its Representatives) to inspect any of their respective properties (subject to the inspection rights in any tenant leases), to review reports, files, and other records and to make and take away copies with Borrower's permission, such permission not to be unreasonably withheld), and to discuss in the presence of a Borrower or such other Company any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

         7.5 Taxes. Borrower shall, and shall cause each Company to, promptly pay prior to delinquency any and all Taxes, other than Taxes that are being contested in good faith by lawful proceedings


Credit Agreement                                                         Page 55
diligently conducted, against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any Lien have been, and continue to be, stayed.

         7.6 Payment of Obligations. Borrower shall, and shall cause each Company to, promptly pay (or renew and extend) all of their respective obligations as they become due (unless any such obligations are being contested in good faith by appropriate proceedings and against which reserves or other provisions required by GAAP have been made).

         7.7 Expenses. Borrower shall promptly pay following demand:

         (a) all reasonable costs, fees, and expenses paid or incurred by Agent in connection with the arrangement, syndication, and negotiation of the loan evidenced by this Agreement and the other Loan Documents and the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent (including in each case the reasonable fees and expenses of any Agent's counsel);

         (b) all reasonable costs, fees, and expenses paid or incurred by Agent in connection with review and addition of Properties for inclusion in the Borrowing Base, including, without limitation, appraisals, architectural inspections, environmental consultants, legal fees and expenses, and title, escrow, and recording fees;

         (c) all costs, fees, and expenses of Agent and, after a Default, Lenders incurred by any Agent or, after a Default, any Lender in connection with the enforcement of the obligations of Borrower arising under the Loan Documents or the exercise of any Rights arising under the Loan Documents (including reasonable attorneys' fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws).

All of such costs, fees, and expenses shall be a part of the Obligation and shall bear interest, if not paid within five (5) days following demand, at the Default Rate until repaid. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section shall survive the payment in full of the Total Principal Debt and all other amounts payable under this Agreement.

         7.8 Maintenance of Existence, Assets, and Business. Each Company shall
(a) maintain its trust, partnership, limited liability company, or corporate existence in good standing in its state of organization or formation, and (b) maintain (i) its authority to transact business in good standing in all other states, (ii) all licenses, permits, franchises, and Governmental Requirements necessary


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

for its business, and (iii) all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         7.9 Insurance. Borrower shall, and shall cause each Company to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance reasonably acceptable to Agent concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At any Agent's request, Borrower shall, and shall cause each Company to, deliver to Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

         7.10 Preservation and Protection of Rights. Borrower shall, and shall cause each other Company to, perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as any Agent may reasonably deem necessary or appropriate to preserve and protect the Rights of the Credit Parties under any Loan Document.

         7.11 Environmental laws. Borrower shall, and shall cause each Company to, (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws, (b) promptly deliver to Agent a copy of any written notice received from any Governmental Authority alleging that any Company is not in compliance with any Environmental Law, and (c) promptly deliver to Agent a copy of any written notice received from any Governmental Authority alleging that any Company has any potential environmental Liability.

         7.12 INDEMNIFICATION.


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

         (a) AS USED IN THIS SECTION: (i) "INDEMNITOR" MEANS BORROWER; (ii) "INDEMNITEE" MEANS EACH CREDIT PARTY, EACH PRESENT AND FUTURE AFFILIATE OF EACH CREDIT PARTY, EACH PRESENT AND FUTURE REPRESENTATIVE OF EACH CREDIT PARTY OR ANY OF SUCH AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF EACH CREDIT PARTY OR ANY OF SUCH AFFILIATES OR REPRESENTATIVES; AND (iii) "INDEMNIFIED LIABILITIES" MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL PRESENT AND FUTURE COSTS, EXPENSES, AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (A) LOAN DOCUMENT, TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT, OR ANY PROPERTY, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, ANY PROPERTY, OR ANY ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY LOAN DOCUMENT, OR (C) ANY INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE. AS USED IN THIS SECTION, "ENVIRONMENTAL LIABILITY" MEANS ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES, AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO ANY OBLIGOR OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF ITS PROPERTIES AND RESULTING FROM THE FACT THAT AGENT OR LENDERS ARE A PARTY TO ANY LOAN DOCUMENT,
(II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY OBLIGOR WITH ANY ENVIRONMENTAL LAW APPLICABLE TO SUCH OBLIGOR, (III) DUE TO PAST OWNERSHIP BY ANY OBLIGOR OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES THAT, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY OBLIGOR, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS.

         (b) EACH INDEMNITOR SHALL JOINTLY AND SEVERALLY INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

         (c) THE FOREGOING PROVISIONS (i) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (ii) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (iii) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (iv) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

         (d) NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.


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

         (e) THE PROVISIONS OF AND INDEMNIFICATION AND OTHER UNDERTAKINGS UNDER THIS SECTION SURVIVE THE SATISFACTION OF THE OBLIGATION AND THE FORECLOSURE, RELEASE, AND TERMINATION OF THE LOAN DOCUMENTS.

         7.13 REIT Status. At all times, Borrower (including its organization and method of operations and those of its Consolidated Affiliates) shall qualify as a REIT.

         7.14 ERISA Exemptions. At all times, Borrower shall qualify as a "real estate operating company" under the 29 C.F.R. Section 2510.3-101(e) (or any successor regulation) or other appropriate exemption such that its assets shall not be deemed "plan assets" as defined in 29 C.F.R. Section 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

         7.15 Listed Company. The common Stock of Borrower shall at all times be listed for trading and be traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market.

         7.16 Properties.

         (a) Borrower shall cause all of the Companies' Properties to be operated, maintained, and managed at all times in a professional manner (including all marketing, advertising, and promotional programs). Borrower shall keep in effect (or cause to be kept in effect) at all times all permits and contractual arrangements as may be necessary to meet the standards of operation described in the foregoing sentence.

         (b) Borrower shall cause construction, renovation, and rehabilitation work with respect to all of the Companies' Properties to be performed in a good and workmanlike manner substantially in accordance with all Governmental Requirements and restrictions affecting such Properties.

         7.17 Quarterly Distributions. All Consolidated Affiliates shall distribute all Funds Available for Distribution to Borrower at least quarterly.

         7.18 Year 2000 Compliance. Borrower shall, and shall cause each Obligor to:

         (a) Furnish such additional information, statements and other reports with respect to Obligor's activities, course of action and progress towards becoming Year 2000 Complaint as Bank One may request from time to time;

         (b) In the event of any change in circumstances that causes or will likely cause Obligor's representations and warranties with


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

respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then Obligor shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Agent with written notice (the "Y2K NOTICE") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Obligor's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Obligor shall, within ten (10) days of a request, provide Agent with any additional information Agent requests of Obligor in connection with the Y2K Notice or a Change in Circumstances; and

         (c) Provide Agent access during business hours to, and permit Agent to examine, copy, or make excerpts from, any and all books, records and documents in the possession of Obligor and relating to whether such Obligor is Year 2000 Compliant, and to inspect and test any of the Properties and Systems of Obligor to determine if they are Year 2000 Compliant in an integrated environment.

         7.19 Repayment of Certain Unsecured Note. With the proceeds of the initial advance under this Agreement, Borrower shall, contemporaneously with Closing, repay all Existing DDR Debt and provide satisfactory evidence of such repayment to Agent within two (2) Business Days thereafter.

         7.20 Subordination of Indebtedness. Prior to incurring any Indebtedness to DDR other than the Existing DDR Indebtedness, Borrower shall cause DDR to subordinate such Indebtedness in favor of DDR by Borrower and its Consolidated Affiliates to the Obligation by instrument satisfactory to Agent in form and substance.

         7.21 Subsidiary Guaranty. Upon the first to occur of, (i) for each Existing Subsidiary Guarantor, the Closing Date, and (ii) for each Consolidated Affiliate created subsequent to the Closing Date, the date of formation of such Consolidated Affiliate, Borrower shall cause each Subsidiary Guarantor to guarantee the Obligation pursuant to the Subsidiary Guaranty; provided that no Existing Excluded Subsidiary shall be required to execute the Subsidiary Guaranty as long as the Existing Debt of such Existing Excluded Subsidiary or any Permitted Conduit Debt of such Existing Excluded Subsidiary entered into to refinance such Existing Debt prohibits such Existing Excluded Subsidiary from executing the Subsidiary Guaranty.

         7.22 Ownership of Consolidated Affiliates. Without the prior written consent of Agent, Borrower shall not create or permit to be created any Consolidated Affiliate (except for the Existing Consolidated Affiliates) unless either (a) Borrower is the sole legal and beneficial owner of all ownership interests in such Consolidated Affiliates, or (b) such Consolidated Affiliate is a Subsidiary Guarantor.

Credit Agreement                                                         Page 60

                                    SECTION 8
                               NEGATIVE COVENANTS

         So long as Lenders are committed to fund any Borrowings or fund or issue any LCs under this Agreement and until the Obligation is paid in full, Borrower covenants and agrees as follows:

         8.1 Payment of Obligations. Borrower shall not, and shall not permit any Company to, voluntarily prepay principal of, or interest on, any Liabilities other than the Obligation, if a Default has occurred and is continuing at the time of such voluntary prepayment.

         8.2 Employee Plans. Borrower shall not, and shall not permit any Company to, permit any of the events or circumstances described in Section 6.10 to exist or occur.

         8.3 Transactions With Affiliates. Except as disclosed on Schedule 6.14 (as supplemented from time to time to reflect changes as a result of transactions permitted by this Agreement or approved by Required Lenders), Borrower shall not, and shall not permit any Company to, enter into any material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         8.4 Compliance With Governmental Requirements and Documents. Borrower shall not, and shall not permit any Company to, (a) violate the provisions of any Governmental Requirements applicable to it or of any material agreement to which it is a party, (b) violate the provisions of its Constituent Documents, or
(c) repeal, replace, or amend any provision of its Constituent Documents, in each case where any of the foregoing could result in a Material Adverse Event.

         8.5 Loans, Advances, and Investments. Borrower shall not permit the Companies to have or make any investments in:

         (a) Unimproved land exceeding in the aggregate five percent (5%) of Total Consolidated Value; or

         (b) Joint Venture Categories exceeding in the aggregate five percent (5%) of Total Consolidated Value; or

         (c) The Marketable Securities of Persons (including corporations, partnerships, joint ventures, and similar entities) that


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

are not Consolidated Affiliates exceeding in the aggregate five percent (5%) of Total Consolidated Value; or

         (d) Properties other than industrial, light industrial, or office Properties exceeding in the aggregate ten percent (10%) of Total Consolidated Value;

         (e) Office Properties exceeding in the aggregate twenty percent (20%) of Total Consolidated Value;

         (f) The investments described in Clauses (a) through (c) above exceeding in the aggregate ten percent (10%) of Total Consolidated Value; or

         (g) Properties under construction or development in an amount with exceeds ten percent (10%) of Total Consolidated Value.

         8.6 Dividends and Distributions. Borrower shall not, and shall not permit any Company to, declare, make or pay any Distribution, other than Permitted Distributions. Borrower shall not, and shall not permit any Company to, enter into or permit to exist any arrangement or agreement (other than this Agreement) that prohibits it from paying Distributions to the holders of its Stock.

         8.7 Sale of Assets. Borrower shall not, and shall not permit any Company to, sell, assign, lease, transfer, or otherwise dispose of any of its assets or any interest therein, other than sales of assets not to exceed in the aggregate fifteen percent (15%) of Total Consolidated Value in a fiscal year of the Companies.

         8.8 Mergers and Dissolutions. Borrower shall not, and shall not permit any Company to, merge or consolidate with any other Person or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

         8.9 Assignment. Borrower shall not, and shall not permit any Company to, assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         8.10 Fiscal Year and Accounting Methods. Borrower shall not, and shall not permit any Company to, change its fiscal year or its method of accounting (other than changes required or allowed by GAAP).

         8.11 New Businesses. Borrower shall not, and shall not permit any Company to, engage in any type of business except the types of businesses in which they are presently engaged and any other reasonably related business.

         8.12 Government Regulations. Borrower shall not, and shall not permit any Company to, conduct its business in a way that it becomes


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

regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         8.13 Interest Rate Agreements. Borrower shall not permit, as of any date, the amount of Indebtedness that is not either subject to a fixed interest rate or hedged pursuant to an Interest Rate Agreement acceptable to Agent ("Variable Rate Debt") to exceed the lesser of $160,000,000 or fifty percent (50%) of all Indebtedness.

         8.14 Indebtedness. The Companies shall not create, incur, assume, guarantee, or suffer to exist any Liabilities, other than (a) the Obligation,
(b) trade payables created in the ordinary course of business, (c) endorsements of negotiable instruments in the ordinary course of business, (d) contingent Liabilities covered by reserves or insurance, (e) equipment leases incurred in the ordinary course of business, (f) Interest Rate Agreements in the ordinary course of business, (g) Non-Recourse Debt secured by Properties other than the Borrowing Base Properties, (h) Permitted Conduit Debt, (i) with respect to Indebtedness to DDR only, Indebtedness with a principal amount in excess of $10,000,000. For at least thirty (30) consecutive days of any twelve (12) month period, all Indebtedness of any Company in favor of DDR must be repaid. The principal of the Prudential Debt shall be repaid and reduced according to the following chart within the following specified time periods:

Within this number of months
after the Closing Date:             Amount of principal to be repaid
-----------------------             --------------------------------
Nine (9) months                     Fifty percent (50%)
Twelve (12) months                  Seventy five percent (75%)
Eighteen (18) months                One hundred percent (100%)

         8.15 Book Value. Borrower shall not permit any Consolidated Affiliate that is not a Subsidiary Guarantor to acquire any Property if, following such acquisition, the total number of Properties owned by Borrower's Consolidated Affiliates (but excluding the Existing Excluded Subsidiaries) exceeds five percent (5%) of the Properties owned directly by Borrower or any Consolidated Affiliates that are Subsidiary Guarantors as of such date, which percentage shall be calculated based on the cost of such Properties.

         8.16 Pledge. Neither Borrower nor any Consolidated Affiliate of Borrower shall pledge any of its respective interests in any Consolidated Affiliate of Borrower except to secure Permitted Conduit Debt of such Consolidated Affiliate of Borrower.


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

                                    SECTION 9
                               FINANCIAL COVENANTS

         So long as Lenders are committed to fund Borrowings or fund or issue any LCs under this Agreement and until the Obligation is paid and performed in full, Borrower covenants and agrees that Borrower shall not directly or indirectly permit:

         9.1 Total Indebtedness to Total Consolidated Value Ratio. As of the last day of any fiscal quarter, the Total Indebtedness to Total Consolidated Value Ratio to exceed sixty-five percent (65%).

         9.2 Debt Service Ratio. As of the last day of any fiscal quarter, the ratio of (a) EBITDA to (b) Debt Service in each case for the Companies on a consolidated basis and for the twelve (12) month period ending on the date of determination to be less than 1.25 to 1.0.

         9.3 Interest Coverage Ratio. As of the last day of any fiscal quarter, the ratio of (a) EBITDA, to (b) Interest Expense, in each case for the Companies, on a consolidated basis and for the twelve (12) month period ending on the date of determination, to be less than 1.5 to 1.0.

         9.4 Minimum Tangible Net Worth. As of the last day of any fiscal quarter, Tangible Net Worth to be less than the sum of (a) $200,000,000, and (b) fifty percent (50%) of the amount of Net Proceeds of any Equity Issuances subsequent to the Closing Date.

                                   SECTION 10
                                     DEFAULT

         10.1 Events of Default. The term "Default" means the occurrence of any one or more of the following events:

         (a) Payment of Obligation. The failure of any Obligor to pay any principal of or any interest on the Obligation when it becomes due and payable under the Loan Documents.

         (b) Covenants. The failure of any Obligor to punctually and properly perform, observe, and comply with:

                  (i) any covenant or agreement contained in Section 7.1,
         Section 4, or Section 9; or

                  (ii) any other covenant or agreement contained in any Loan Document (other than the covenants to pay the principal of and interest on the Obligation and the covenants in Clause (i) preceding) and if such failure is susceptible to being cured within the appropriate time, then such failure shall continue for

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

         thirty (30) days after the earlier to occur of the date (A) any Obligor knows of, or (B) any Obligor receives notice from Agent of, such failure.

         (c) Debtor Relief. Any Company (i) is not Solvent, (ii) fails to pay its Liabilities generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, (iv) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Credit Party granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing), or (v) conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within ninety
(90) days from the date thereof.

         (d) Judgments and Attachments. Any Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any Company's assets having a value (individually or collectively) of $5,000,000 which is neither (i) stayed on appeal nor (ii) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

         (e) Government Action.

                  (i) A final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) requiring any Company to divest all or a substantial portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Governmental Requirements, or

                  (ii) Any Governmental Authority seizes or otherwise appropriates, or takes custody or control of, all or any substantial portion of the assets of any Company, other than through condemnation proceeding.


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

         (f) Misrepresentation. Any material representation or warranty made by any Company contained in any Loan Document at any time proves to have been incorrect in any material respect when made.

         (g) Default Under Other Agreements.

                  (i) Any Company shall fail to make any payment in respect of any Indebtedness when due or within any applicable grace period, if any; or

                  (ii) A default shall occur in respect of any credit agreement, note, mortgage, indenture, or other agreement or document evidencing, securing, or otherwise relating to any Indebtedness of any Company (other than a failure to make any payment when due in respect of any such Indebtedness) and such default shall continue for more than the period of grace, if any, specified therein or otherwise granted by the lender thereof; or

                  (iii) A default shall occur under any other Loan Document which is not cured within the applicable cure period, if any, expressly granted therein.

         (h) Validity and Enforceability of Loan Documents. Any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Governmental Authority to be null and void or its validity or enforceability is contested by any Company, or any Company denies that it has any further liability or obligations under any Loan Document to which it is a party; or the liens, rights, interests, mortgages or security interests of Agent in any Borrowing Base Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any Obligor.

         (i) Management Changes. Charles Wolcott or Scott Wolstein shall cease to be active in the management of the Trust and a replacement satisfactory to Agent is not appointed within 120 days of such cessation.

         (j) Change in Control. A Change in Control shall occur.

         (k) Plan Assets. The assets of any Company at any time constitute assets, within the meaning of ERISA, the Code, and the respective regulations promulgated thereunder, of any Employee Plan or Multi-employer Plan.

         (l) Transfer of Borrowing Base Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of any Borrowing Base Property or any interest therein, voluntarily or involuntarily, whether by operation of law or


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

otherwise, except: (i) sales or transfers of items of the Accessories (as defined in the Mortgage) which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by the applicable Obligor, having a value equal to or greater than the replaced items when new; and (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements (as defined in the Mortgage) to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of this Agreement or of any other Loan Document. Agent may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Agent may require: the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Agent in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Agent may require, a principal paydown on the Note, an increase in the rate of interest payable under the Note, a transfer fee, a modification of the term of the Note, and any other modification of the Loan Documents which Holder may require.

         (m) Grant of Easement, Etc. Without the prior written consent of Agent, any Obligor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers any Borrowing Base Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not affect any Borrowing Base Property.

         (n) Abandonment. Any Obligor abandons any Borrowing Base Property.

         (o) Default Under Other Lien. A default or event of default occurs under any lien, security interest or assignment covering any Borrowing Base Property or any part thereof (whether or not Agent has consented, and without hereby implying Agent's consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

         (p) Destruction. Any Borrowing Base Property is so demolished, destroyed or damaged that, in the reasonable opinion of Agent, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event prior to the final maturity date of the Note.

         (q) Condemnation. (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of any Borrowing Base


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

Property, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of any Borrowing Base Property, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements (as defined in the Mortgage) or which would cause any Borrowing Base Property to fail to comply with any Governmental Requirement.

         (r) Liquidation, Etc. The liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in the applicable state of its formation and the state in which its Property is located of any Company.

         10.2 Notice and Cure. If any provision of this Agreement or any other Loan Document provides for Agent to give to Borrowers any notice regarding a Default or Potential Default, then if Agent shall fail to give such notice to Borrowers as provided, the sole and exclusive remedy of Borrowers for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Note and the Obligation postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such Default in the manner and during the period of time permitted by such agreement, if any, and Borrowers shall have no right to damages or any other type of relief not herein specifically set out against Agent, all of which damages or other relief are hereby waived by Borrowers. Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

                                   SECTION 11
                               RIGHTS AND REMEDIES

         11.1 Remedies Upon Default.

         (a) Debtor Relief. If a Default (i) occurs under Section 10.3(c) or
(ii) occurs and is continuing under Section 10.3(a), (b) or (d), the commitment to extend credit under this Agreement automatically terminates and the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

         (b) Other Defaults. If a Default occurs and is continuing, subject to the terms of Section 13.9(b), then Agent, upon the request of the Required Lenders, may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), then declare the entire unpaid balance of all


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

or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Documents, or by the Governmental Requirements of the State of Texas, or any other applicable jurisdiction.

         11.2 Waivers. To the extent permitted by applicable law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         11.3 Performance by Agent. If any covenant, duty, or agreement of any Obligor is not performed in accordance with the terms of the Loan Documents, Agent may, while a Default exists, at its option, perform, or attempt to perform that covenant, duty, or agreement on behalf of such Obligor (and any amount expended by Agent in its performance or attempted performance is payable by to Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, neither Agent nor any Lender assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of such Obligor.

         11.4 Not in Control. None of the covenants or other provisions contained in any Loan Document shall, or shall be deemed to, give Agent or Lenders the Right to exercise control over the assets (including real Property), affairs, or management of any Company.

         11.5 Course of Dealing. The acceptance by Agent or any Lender of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by any Credit Party of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by any Credit Party in exercising any Right under the Loan Documents will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         11.6 Cumulative Rights. All Rights available to the Credit Parties under the Loan Documents are cumulative of and in addition to all other Rights granted to the Credit Parties at law or in equity, whether or not the Obligation is due and payable and whether or not


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

Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         11.7 Application of Proceeds. Any and all proceeds ever received by any Credit Party from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.11.

         11.8 Certain Proceedings. Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, and all other documents and papers any Agent reasonably requests in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Agent's and Lenders' remedies at law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section 11.8 may be specifically enforced.

                                   SECTION 12
                                AGENT AND LENDERS

         12.1 Agent.

         (a) Appointment. Each Lender appoints Agent (including, without limitation, each successor Agent in accordance with this Section 12) as its nominee and agent to act in its name and on its behalf (and Agent and each such successor accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral, for the benefit of Lenders; (vi) to promptly distribute to it all Financial Statements, Borrowing Base Reports, notices received hereunder, and other items specifically required to be delivered to it hereunder, and, upon request, such other material information, requests, documents, and items received under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any


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

action that exposes it to personal liability or that is contrary to any Loan Document or applicable Governmental Requirement.

         (b) Successor. Agent may assign all of its Rights and obligations as Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Agent under the Loan Documents. Agent may also voluntarily resign by giving thirty (30) days' prior written notice to Borrower and Lenders, and shall resign upon the request of the Required Lenders for cause (i.e., Agent is continuing to fail to perform its responsibilities as Agent under the Loan Documents). If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then the Required Lenders shall (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Agent from among Lenders (other than the resigning Agent). If the Required Lenders fail to appoint a successor Agent within thirty (30) days after the resigning Agent has given notice of resignation or the Required Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent (which, if no Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld), which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S&P. Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Documents, the provisions of this Section inure to its benefit as to any actions taken or not taken by it while it was Agent under the Loan Documents. If Borrower fails to respond to any written request for any consent required in this Section 12.1(b) within five (5) Business Days after the date that Borrower receives such request, then Borrower shall be deemed to have given its consent to such request.

         (c) Rights as Lender. Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as Agent. The term "Lender," unless the context otherwise indicates, includes Agent. Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Lenders and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but are simply acting in the capacities described in this Agreement to alleviate administrative burdens for


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

Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that Agent in its capacity as a Lender has the same Rights as any other Lender.

         (d) Other Activities. Any Credit Party may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or another Company, act as trustee or depositary for Borrower or another Company, or otherwise be engaged in other transactions with Borrower (collectively, the "Other Activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, no Credit Party is responsible to account to the other Credit Parties for those other activities, and no Credit Party shall have any interest in any other Credit Party's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by any Credit Party in respect of those other activities, any present or future Property taken as security for any of those other activities, or any Property now or hereafter in any Credit Party's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of Property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that Property or the proceeds thereof is applied by any Credit Party to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

         12.2 Expenses. Should Agent commence any proceeding or in any way seek to enforce its Rights under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any collateral, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent (including reasonable attorneys' fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any Lien in any of the collateral, or to enforce any Rights of Agent or any of Borrower's or any other Company's obligations under any of the Loan Documents, but not with respect to

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

any dispute between Agent and any other Lender(s). Any loss of principal and interest resulting from any Default shall be shared by Lenders in accordance with their respective Pro Rata Share. It is understood and agreed that if Agent determines that it is necessary to engage counsel for Lenders from and after the occurrence of a Potential Default or Default, then said counsel shall be selected by Agent and written notice of the same shall be delivered to Lenders.

         12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other Company on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Share of the Obligation).

         12.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this clause
(a) permits Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a Responsible Officer of Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.



Credit Agreement                                                         Page 73

         12.5 Limitation of Agent's Liability.

         (a) Exculpation. No Agent nor any of their Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and no Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

         (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders, or the Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, then Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any Right of action against Agent as a result of Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

         (c) Reliance. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Agent) or furnished thereunder or in connection therewith,
(iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on any collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA SHARE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT


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

TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         12.6 Default. While a Default exists, Lenders agree to promptly confer in order that the Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from the Required Lenders. In actions with respect to any Company's Property, Agent is acting for the ratable benefit of each Lender.

         12.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         12.8 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among the Credit Parties.

         12.9 Benefits of Agreement. None of the provisions of this Section inure to the benefit of any Company or any other Person except the Credit Parties. Therefore, no Company nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of any Credit Party to comply with these provisions.

         12.10 Approval of Lenders.

         (a) All communications from Agent to Lenders requesting Lenders' determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (x) within thirty (30) days (or such lesser period as may be required under the Loan Documents for Agent to respond) for those matters requiring the consent by all Lenders, and (y) within fifteen (15) Business Days (or such lesser period as may be required under the Loan Documents for Agent to respond) for those matters requiring the consent by Required Lenders, in each instance, after receipt of the request therefore by Agent (in either event, the "Lender Reply Period").


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

         (b) Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.

         12.11 Collateral Matters.

         (a) Each Lender authorizes and directs Agent to enter into the Loan Documents and agrees that any action taken by Agent concerning any Collateral (with the consent or at the request of Required Lenders) in accordance with any Loan Document, that Agent's exercise (with the consent or at the request of Required Lenders) of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all Lenders.

         (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time-to-time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Documents related to Collateral that may be necessary to perfect and maintain Agent's Liens in the Collateral including, without limitation, making Protective Advances; provided, however, Agent shall not, without the consent of Required Lenders, make any Protective Advances during any one (1) calendar year in excess of the sum of (i) amounts expended to pay real estate taxes, assessments, and governmental charges or levies imposed upon the Collateral,
(ii) amounts expended to pay insurance premiums for policies of insurance related to the Collateral, and (iii) $250,000.00.

         (c) Except to use the same standard of care that it ordinarily uses for collateral for its sole benefit, Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

         (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

         (e) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Liens upon any Collateral (i) in accordance with
Section 4.5, (ii) constituting property being disposed of as permitted under any Loan Document, or (iii) if approved,


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

authorized, or ratified in writing by the Required Lenders. Upon request by Agent at any time, Lenders shall confirm in writing the Agent's authority to release particular types or items of Collateral under this Clause (e).

         (f) In the event that all or any portion of the Collateral is acquired by Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligation, title to any such Collateral or any portion thereof shall be held in the name of the Agent or a nominee or subsidiary of Agent (which in any case is authorized to do business in the state in which such Collateral is located), as agent, for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of Required Lenders, or shall take such action as directed by the Required Lenders. Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Part) of all reasonable costs and expenses incurred by Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Part of any operating loss for such Collateral, and such other expenses and operating reserves as Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Parts. The Lenders acknowledge that if title to any Collateral is obtained by Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same Pro Rata Parts as provided hereunder, which agreement shall


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

be in all material respects similar to this Agreement insofar as this Agreement is appropriate or applicable.

                                   SECTION 13
                                  MISCELLANEOUS

         13.1 Headings. The headings, captions and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         13.2 Nonbusiness Days; Time. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a Eurodollar Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         13.3 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, demand, or other communication from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the fifth (5th) Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered; provided that service of a notice in connection with a foreclosure that is given in accordance with applicable state law shall be effective if given in accordance with such applicable state law. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Document is set forth on Schedule 1.

         13.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Agent and its counsel.

         13.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.


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


         13.6 Governing Law. Except as expressly provided in a Loan Document, the Governmental Requirements (other than conflict-of-laws provisions) of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

         13.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and Borrower agrees to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid, or unenforceable is a material part of this Agreement, such invalid, illegal, or unenforceable provision shall be, to the extent permitted by applicable law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid, or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid, and enforceable.

         13.8 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN DOCUMENT, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OF ITS CONSOLIDATED AFFILIATES), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of


Credit Agreement                                                         Page 79
the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Consolidated Affiliates) acknowledges that these waivers are a material inducement to each Credit Party's agreement to enter into a business relationship, that each Credit Party has already relied on these waivers in entering into this Agreement, and that each Credit Party will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each of its Consolidated Affiliates) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.8 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         13.9 Amendments, Consents, Conflicts, and Waivers.

         (a) Required Lenders. Unless otherwise specifically provided, the provisions of this Agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower and the Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement.

         (b) All Lenders. Except as specifically otherwise provided in this
Section 13.9, any amendment to or consent or waiver under this Agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender (other than any Defaulting Lender): (i) extends the Maturity Date or the Termination Date; (ii) extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation or any fees or other amounts payable hereunder beyond the date specified in the Loan Documents; (iii) decreases any rate or amount of interest, fees, principal, or other sums payable to the Credit Parties under this Agreement (except such reductions as are contemplated by this Agreement); (iv) changes the definition of "Adjusted NOI," "Change in Control," "Commitment," "Eligible Assignee," "Total Consolidated Value," "Pro Rata," "Pro Rata Share," "Required Lenders," "Qualified Property," "Total Commitment," or "Total Indebtedness to Total Consolidated Value Ratio;" or (v) increases any one or more Lenders' Commitment;
(vi) waives compliance with, amends, or fully or partially releases (or waives the requirement of) any guaranty, or any collateral, except to the extent expressly required by the Loan Documents; (vii) permits Borrower to assign any of its Rights


Credit Agreement                                                         Page 80
hereunder; (viii) amends Section 4.1; (ix) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for Lenders or any of them to take any action under this Section or any other provision of this Agreement; or (x) changes this
Section 13.9(b) or any other matter specifically requiring the consent of all Lenders under this Agreement.

         (c) Agent or Issuing Bank. Any amendment or supplement to, or waiver or consent under, any Loan Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by the affected Agent or Issuing Bank, as the case may be (in addition to the Required Lenders or all Lenders, as the case may be, as required by this Section 13.9): (i) extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to Agent or Issuing Bank under any Loan Document, except, in each case, any adjustments or reductions that are contemplated by any Loan Document; (ii) increases Agent's or Issuing Bank's, as the case may be, obligations beyond its commitments under any Loan Document; or (iii) changes this Clause (c) or any other matter specifically requiring the consent of Agent or Issuing Bank, as the case may be, under any Loan Document.

         (d) LCS. Any LC may be renewed, extended, amended, replaced, or canceled consistent with the terms of this Agreement by a writing executed by Issuing Bank and Borrower if such writing is first approved in writing by Agent.

         (e) Conflicts. Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement.

         (f) Course of Dealing. No course of dealing or any failure or delay by any Credit Party or any of its Representatives with respect to exercising any Right of any Credit Party under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by the Required Lenders or Lenders, as appropriate, to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.10 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower and each Credit Party. This Agreement shall become effective when counterparts


Credit Agreement                                                         Page 81
of this Agreement have been executed and delivered to Agent by each Credit Party and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

         13.11 Assignments and Participations.

         (a) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement (including, without limitation, all or a portion of its Borrowings, its Note, and its Commitment); provided, however, that:

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to an Affiliate of such Lender to another Lender or an assignment of all of a Lender's Rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or a greater integral multiple of $1,000,000;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Note; and

                  (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance (herein so called) in the form of Exhibit I, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Agent, and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.19.

         (b) Register. Agent shall maintain at its address referred to in
Section 13.3, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Borrowings owing to, each Lender from time to time (the


Credit Agreement                                                         Page 82

"Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower and the Credit Parties may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

         (c) Acceptance of Assignment. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of
Exhibit I, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

         (d) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its Rights and obligations under this Agreement (including all or a portion of its Commitment and its Borrowings); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section
3.14 and the Right of setoff contained in Section 3.12, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under this Agreement, and such Lender shall retain the sole Right to enforce the obligations of Borrower relating to its Borrowings and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Borrowings or Note, waiving or decreasing any fees payable to such Lender, extending any scheduled principal payment date or date fixed for the payment of interest on such Borrowings or Note, or extending its Commitment).

         (e) Collateral Assignments. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.


Credit Agreement                                                         Page 83

         (f) Information. Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         13.12 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Borrower's obligations under the Loan Documents remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, then the obligations of Borrower under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

         13.13 Initial and Subsequent Lenders.

         (a) Initial Lenders. The Lenders on the Closing Date shall be the Lender set forth on Schedule 1 attached hereto on the Closing Date.

         (b) Subsequent Lenders. After the Closing Date, Agent may, from time to time, admit additional Lenders hereunder (each a "Subsequent Lender"), or, at the request of any Lender, increase the Commitment of such Lender (each an "Increasing Lender"), subject to the following conditions:

                  (i) Each Subsequent Lender is an Eligible Assignee;

                  (ii) Borrower executes (A) a new Note payable to the order of the Subsequent Lender, or (B) a replacement Note payable to the order of an Increasing Lender;

                  (iii) Borrower pays all fees described in this Agreement and any fee letter(s);

                  (iv) Each Subsequent Lender executes a signature page to this Agreement;

                  (v) After giving effect the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the Total Commitment does not exceed $150,000,000; and

                  (vi) No admission of any Subsequent Lender shall increase the Commitment of any existing Lender.


Credit Agreement                                                         Page 84

Borrower shall pay any commitment fees required by a Subsequent Lender in connection with the admission of such Subsequent Lender. After the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, Agent shall provide to each Lender a new Schedule 1 to this Agreement. Agent shall use reasonable efforts, but shall not be obligated, to obtain Subsequent Lenders or Increasing Lenders. Borrower agrees to indemnify and defend Agent and its directors, officers, agents, attorneys, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by them or any of them, arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to any loan made or proposed to be made to any Obligor in connection with the matters herein referred to (including, without limitation, any use made or proposed to be made by any Obligor of the Borrowings), or any commitment or proposed commitment relating to the Borrowings, including, without limitation, amounts paid in settlement, court costs, and fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the fraud, gross negligence, or willful misconduct of Agent.

         13.14 ENTIRETY. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY BORROWER AND/OR ANY CREDIT PARTY REPRESENT THE FINAL AGREEMENT AMONG BORROWER AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


                  [Remainder of Page Intentionally Left Blank;
                            Signature Page Follows.]


Credit Agreement                                                         Page 85

                   SIGNATURE PAGE TO CREDIT AGREEMENT BETWEEN
                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                        BANK ONE, TEXAS, N.A., AS AGENT,
                         AND THE LENDERS DEFINED THEREIN


         EXECUTED as of the day and year first mentioned.

                                         BORROWER:

                                         AMERICAN INDUSTRIAL PROPERTIES REIT,
                                         a Texas real estate investment trust,
                                         as a Borrower



                                         By:  /s/  MARC A. SIMPSON
                                            -----------------------------------
                                            Name:  Marc A. Simpson
                                                 ------------------------------
                                            Title: Senior Vice President
                                                  -----------------------------



Credit Agreement                                                        Page 86

                   SIGNATURE PAGE TO CREDIT AGREEMENT BETWEEN
                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                        BANK ONE, TEXAS, N.A., AS AGENT,
                         AND THE LENDERS DEFINED THEREIN


                                     AGENT:

                                     BANK ONE, TEXAS, N.A.,
                                     a national banking association



                                     By: /s/ JEFF ETTER
                                        ---------------------------------------
                                        Name: Jeff Etter
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------



                                    LENDERS:

                                    BANK ONE, TEXAS, N.A.,
                                    a national banking association



                                     By: /s/ JEFF ETTER
                                        ---------------------------------------
                                        Name: Jeff Etter
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------



Credit Agreement                                                         Page 87